Exhibit 1(2)

E S T A T U T O S
CAPITULO PRIMERO

DENOMINACIÓN, DURACIÓN, DOMICILIO, OBJETO Y NACIONALIDAD

ARTICULO PRIMERO. La Sociedad se denomina “Desarrolladora Homex”. Esta denominación irá siempre seguida de las palabras “Sociedad Anónima Bursátil de Capital Variable” o de su abreviatura “S.A.B. de C.V.”

ARTICULO SEGUNDO. La duración de la Sociedad será indefinida.

ARTICULO TERCERO. El domicilio social de la Sociedad es la Ciudad de Culiacán, Sinaloa; sin perjuicio de poder establecer agencias y sucursales en cualquier lugar de la República Mexicana o del extranjero y de fijar los domicilios convencionales que resulten convenientes.

ARTICULO CUARTO. La Sociedad tiene por objeto:

1.- Promover, constituir, organizar y administrar toda clase de sociedades mercantiles o civiles, adquirir acciones o partes sociales en otras sociedades mercantiles o civiles, ya sea formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar tales acciones o partes sociales.

2.- Recibir de terceros y proporcionar a las sociedades de que sea accionista o socio o a cualesquiera otros terceros, servicios de asesoría y consultoría técnica incluyendo en materia administrativa, contable, mercantil y financiera.

3.- Obtener, adquirir, utilizar o disponer de toda clase de patentes, marcas o nombres comerciales, franquicias o derechos de propiedad industrial ya sea en México o en el extranjero.

4.- Obtener toda clase de financiamientos o préstamos, con o sin garantía específica, y otorgar préstamos a sociedades mercantiles o civiles u otras personas en las que la Sociedad tenga participación social o con las cuales mantenga relaciones de negocios.

5.- Otorgar toda clase de garantías y avales, respecto de obligaciones o títulos de crédito a cargo de sociedades mercantiles o civiles u otras personas en las que la Sociedad tenga participación social o con las cuales mantenga relaciones de negocios. Para esto, la Sociedad podrá constituirse como obligado  solidario, fiador, avalista, garante o coacreditado.

6.- Emitir, suscribir y girar toda clase de títulos de crédito, aceptarlos y endosarlos, incluyendo obligaciones con o sin garantía.

7.- Adquirir, arrendar, administrar, vender, hipotecar, pignorar, gravar o disponer en cualquier forma toda clase de bienes muebles o inmuebles, así como derechos reales sobre ellos.

8.- Ejecutar toda clase de actos y celebrar toda clase de convenios y contratos laborales, civiles, mercantiles o administrativos permitidos por la legislación mexicana tanto con personas físicas y morales de carácter privado o público, obteniendo de éstas, concesiones, permisos y autorizaciones relacionadas directa o indirectamente con los fines de su objeto social, inclusive, contratar activa o pasivamente toda clase de prestaciones de servicios, asesorías, supervisión, dirección técnica necesarios o convenientes con sus anteriores fines.

9.- Emitir acciones de tesorería en los términos del artículo 81 de la Ley del Mercado de Valores, conforme al procedimiento establecido en el artículo Séptimo de estos estatutos.

10.- Establecer agencias o representaciones y actuar como comisionista, agente, representante, mediador mercantil o distribuidor.

11.- En general, realizar o celebrar toda clase de actos, contratos y operaciones conexos, accesorios o complementarios que sean necesarios o convenientes para la realización de los objetos anteriores.

ARTICULO QUINTO. La Sociedad es de nacionalidad mexicana. Todo extranjero que adquiera un interés o participación social en la Sociedad se obliga a considerarse como nacional respecto de uno y otra, así como de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la Sociedad o bien de los derechos y obligaciones que deriven de los convenios en los que sea parte la Sociedad con autoridades mexicanas, y a no invocar por lo mismo la protección de su gobierno, bajo la pena, en caso contrario, de perder dicho interés o participación social en beneficio de la Nación.

CAPITULO SEGUNDO

CAPITAL SOCIAL Y ACCIONES

ARTICULO SEXTO. El capital social es variable. El capital fijo sin derecho a retiro asciende a la cantidad de $425,443,102.68 (cuatrocientos veinticinco millones cuatrocientos cuarenta y tres mil ciento dos pesos 68/100 Moneda Nacional) y estará representado por 335,869,550 (trescientos treinta y cinco millones ochocientos sesenta y nueve mil quinientas cincuenta) acciones ordinarias, nominativas, sin expresión de valor nominal, totalmente suscritas y pagadas, de una sola serie (“Serie Única”). La parte variable del capital social es ilimitada y está representada por acciones ordinarias, nominativas, sin expresión de valor nominal, de la Serie Única. Salvo por el derecho de retiro de que son titulares los tenedores de acciones representativas de la parte variable del capital social, todas las acciones del capital social confieren los mismos derechos y obligaciones.

La Sociedad podrá emitir acciones distintas a las ordinarias, de voto limitado o restringido, o con limitante de otros derechos corporativos, en cuyo caso, tales acciones no ordinarias, incluyendo las señaladas en los artículos 112 y 113 de la Ley General de Sociedades Mercantiles, no podrá exceder del límite indicado en el Artículo 54 de la Ley del Mercado de Valores.

Al momento de la emisión de dichas acciones no ordinarias, la asamblea de accionistas que acuerde su emisión determinará los derechos que les correspondan a las acciones motivo de la emisión. En su caso, las acciones no ordinarias que se emitan serán de una serie distinta a las acciones ordinarias de la Serie Única representativas del capital social de la Sociedad.

Las acciones sin derecho a voto no contarán para efectos de determinar el quórum de las asambleas de accionistas, en tanto que las acciones de voto limitado o restringido únicamente se computarán para sesionar legalmente en las asambleas de accionistas a las que deban ser convocados sus tenedores para ejercer su derecho de voto.

ARTICULO SÉPTIMO. La Sociedad podrá emitir acciones no suscritas, las cuales se conservarán en la tesorería de la Sociedad para ser entregadas en la medida que se realice su suscripción y pago.

Asimismo, la Sociedad podrá emitir acciones no suscritas que se conserven en tesorería para ser suscritas con posterioridad por el público, siempre que se cumplan las siguientes condiciones:

I.                                         Que la asamblea general extraordinaria de accionistas apruebe el importe máximo del aumento de capital y las condiciones en que deban hacerse las correspondientes emisiones de acciones.

II.                                     Que la suscripción de las acciones emitidas se efectúe mediante oferta pública, previa inscripción en el Registro Nacional de Valores dando en uno y otro caso, cumplimiento a lo previsto en la Ley del Mercado de Valores y demás disposiciones del carácter general que emanen de ella.

III.                                 Que el importe del capital suscrito y pagado se anuncie cuando den publicidad al capital autorizado representado por las acciones emitidas y no suscritas.

Tratándose de la suscripción de las acciones representativas de aumentos de capital mediante oferta pública no será aplicable el derecho de suscripción preferente a que se refiere el artículo 132 de la Ley General de Sociedades Mercantiles.

ARTICULO OCTAVO. La Sociedad podrá adquirir acciones representativas de su capital social o títulos de acciones que representen dichas acciones, sin que sea aplicable la prohibición a que se refiere el primer párrafo del artículo 134 de la Ley General de Sociedades Mercantiles, siempre que la adquisición se ajuste a lo preceptuado en el artículo 56 de la Ley del Mercado de Valores.

Las acciones propias y los títulos de crédito que representen dichas acciones que pertenezcan a la Sociedad o, en su caso, las acciones emitidas no suscritas que se conserven en tesorería, podrán ser colocadas entre el público inversionista sin que para tal caso se requiera resolución de asamblea de accionistas o acuerdo del Consejo de Administración. Para efectos de lo previsto en este párrafo, no será aplicable lo dispuesto en el artículo 132 de la Ley General de Sociedades Mercantiles.

En tanto las acciones pertenezcan a la Sociedad, no podrán ser representadas ni votadas en las asambleas de accionistas, ni ejercitarse derechos sociales o económicos de tipo alguno.

ARTICULO NOVENO. La Sociedad llevará un registro de acciones nominativas, de acuerdo con los artículos 128 y 129 de la Ley General de Sociedades Mercantiles. El registro de acciones se encomendará al Secretario del Consejo de Administración de la Sociedad, a menos que los accionistas o el Consejo de Administración designen a una persona diferente para llevar dicho registro. La Sociedad podrá en los términos del artículo 280, fracción VII de la Ley del Mercado de Valores encomendar a una institución  para el depósito de valores, el registro de acciones y la realización de las inscripciones respectivas en el registro de acciones.

La Sociedad considerará como titular legítimo de las acciones a quien aparezca inscrito en el registro de acciones a que se refiere este artículo.

En el caso de que las acciones representativas del capital social de la Sociedad se encuentren depositadas en una institución para el depósito de valores, los accionistas podrán acreditar la titularidad de las acciones y el derecho de asistencia a asambleas, así como exigir la inscripción en el registro de acciones mediante las constancias expedidas por la institución para el depósito de valores de que se trate, complementadas con el listado de titulares de acciones correspondiente, formulado por quienes aparezcan como depositantes en las citadas constancias, en los términos del artículo 290 de la Ley del Mercado de Valores.

ARTICULO DÉCIMO. Las subsidiarias de la Sociedad o las sociedades sobre las que ésta ejerza el control, no podrán invertir, directa o indirectamente, en el capital social de la Sociedad.

ARTICULO DÉCIMO PRIMERO. Con excepción de los aumentos del capital social resultantes de la colocación de acciones propias a que se refiere el artículo Octavo anterior, los aumentos del capital social se efectuarán por resolución de la asamblea general ordinaria o extraordinaria de accionistas, según sea el caso, conforme a lo previsto en la Ley General de Sociedades Mercantiles y las reglas previstas en este Artículo.

En los aumentos de capital social podrá acordarse la emisión de acciones.

Los aumentos del capital social en su parte fija se harán por resolución de la asamblea general extraordinaria de accionistas de conformidad con estos estatutos.

En este caso, se requerirá además de la reforma de estos estatutos sociales.

Los aumentos del capital social en su parte variable, salvo que resulten de la colocación de acciones propias adquiridas en los términos del artículo Octavo anterior, se harán por resolución de la asamblea general ordinaria de accionistas de conformidad con estos estatutos, con la única formalidad de que el acta correspondiente sea protocolizada ante notario público, sin necesidad de inscribir la escritura respectiva en el Registro Público de Comercio.

Al tomarse los acuerdos respectivos a aumentos del capital social, la asamblea de accionistas que decrete el aumento, o cualquier asamblea de accionistas posterior, fijará los términos y condiciones en los que deba de llevarse a cabo dicho aumento, quien a su vez podrá delegar esa facultad al Consejo de Administración.

Salvo por las acciones emitidas para su futura suscripción por el público mediante oferta pública, en términos del Artículo Séptimo de estos estatutos, las acciones emitidas para representar un aumento del capital social podrán ser ofrecidas para suscripción y pago por el Consejo de Administración, respetando en todo caso los derechos de suscripción preferente que se establecen en el artículo Décimo Segundo siguiente.

Los aumentos de capital podrán efectuarse mediante capitalización de cuentas del capital contable a que se refiere el artículo 116 de la Ley General de Sociedades Mercantiles o mediante pago en efectivo o en especie, por capitalización de pasivos o por cualquier otro medio, permitido por la legislación aplicable. En los aumentos por capitalización de cuentas del capital contable, todas las acciones tendrán derecho a la parte proporcional que les corresponda  del aumento, sin que sea necesario emitir nuevas acciones que lo representen.

Salvo por los aumentos del capital social resultantes de la colocación de acciones propias adquiridas por la Sociedad en los términos del artículo Octavo de estos estatutos, todo aumento del capital social deberá inscribirse en el registro de variaciones de capital que a tal efecto llevará la Sociedad.

ARTICULO DÉCIMO SEGUNDO. En los aumentos del capital social, los accionistas tendrán el derecho preferente para suscribir las nuevas acciones que se emitan o se pongan en circulación para representar el aumento, en proporción al número de acciones de que sean titulares al momento de decretarse el aumento de que se trate. Este derecho deberá ejercerse dentro del plazo que para tal efecto establezca la asamblea que decrete el aumento, el cual en ningún caso podrá ser inferior a 15 (quince) días naturales contados a partir de la fecha de publicación del aviso correspondiente en el periódico oficial del domicilio social y en uno de los periódicos de mayor circulación en dicho domicilio social. Los accionistas no tendrán el derecho de preferencia a que se hace mención en este artículo en relación con las acciones que se emitan (i) con motivo de la fusión de la Sociedad, (ii) para la conversión de obligaciones convertibles en acciones de la Sociedad, (iii) para la colocación de acciones propias adquiridas en los términos del artículo Octavo de estos estatutos, y (iv) en el caso de suscripción de acciones mediante oferta pública conforme al   Artículo Séptimo de estos estatutos.

ARTICULO DÉCIMO TERCERO. Con excepción de las disminuciones del capital social que resulten de la adquisición de acciones propias a que se refiere el artículo Octavo anterior, el capital social únicamente podrá ser disminuido por acuerdo de la asamblea general ordinaria o extraordinaria de accionistas, según sea el caso, conforme a las reglas previstas en este artículo. Las disminuciones en el capital fijo deberán ser resueltas por acuerdo de la asamblea extraordinaria de accionistas, de conformidad con estos estatutos, y conforme a las reglas previstas en este artículo. En este caso, se reformarán estos estatutos, cumpliendo en todo caso, con lo ordenado por el artículo 9° de la Ley General de Sociedades Mercantiles.

Las disminuciones en el capital variable, salvo las que resulten de la adquisición de acciones propias a que se refiere el artículo Octavo anterior, deberán ser resueltas por acuerdo de la asamblea ordinaria de accionistas, de conformidad con estos estatutos sociales, y con la única formalidad de que el acta correspondiente sea protocolizada ante notario público, sin necesidad de inscribir la escritura respectiva en el Registro Público de Comercio.

Las disminuciones del capital podrán efectuarse (i) para absorber pérdidas, (ii) para rembolsar a los accionistas (iii) como resultado de la adquisición de acciones propias en los términos que se establecen en el artículo Octavo de estos estatutos, o (iv) en cualquier otro caso, permitido conforme a la legislación aplicable.

Las disminuciones del capital para absorber pérdidas se efectuarán proporcionalmente entre todas las acciones representativas del capital social, sin que sea necesario cancelar acciones, en virtud de que éstas no expresan valor nominal.

En el supuesto de que se realicen reducciones del capital social por reembolso a los accionistas, el reembolso se hará a prorrata entre todas las acciones representativas del capital social.

Salvo por las disminuciones del capital social resultantes de la adquisición de acciones de la Sociedad realizadas en los términos del artículo Octavo de estos estatutos, toda disminución del capital social deberá de inscribirse en el registro que para tal efecto llevará la Sociedad o la persona mencionada en el artículo Noveno de estos estatutos.

ARTICULO DÉCIMO CUARTO. La asamblea general extraordinaria podrá resolver la amortización de acciones con utilidades repartibles, cumpliendo lo previsto por el artículo 136 de la Ley General de Sociedades Mercantiles. En el caso de acciones que coticen en una bolsa de valores, la amortización se llevará a cabo mediante la adquisición de las propias acciones en la bolsa de que se trate, de acuerdo al sistema, precios, términos y demás condiciones que para ese efecto acuerde la asamblea correspondiente, la cual podrá delegar en el Consejo de Administración o en delegados especiales, la facultad de determinar el sistema, precios, términos y demás condiciones para ello.

Las acciones amortizadas quedarán anuladas y los títulos correspondientes deberán cancelarse.

ARTICULO DÉCIMO QUINTO. En el evento de cancelación de la inscripción de las acciones representativas del capital de la Sociedad en la Sección de Valores del Registro Nacional de Valores, ya sea por solicitud de la propia Sociedad, por acuerdo de la asamblea general extraordinaria de accionistas, o por resolución adoptada por la Comisión Nacional Bancaria y de Valores las Sociedad estará obligada a realizar una oferta pública de adquisición en términos de lo previsto en el artículo 108 de la Ley del Mercado de Valores. Una vez efectuada la oferta, la Sociedad deberá afectar en un fideicomiso por un periodo de cuando menos 6 (seis) meses a partir de la cancelación los recursos necesarios para adquirir, al mismo precio de la oferta pública de compra, las acciones de los inversionistas que no hubieren acudido a la oferta.

El accionista o grupo de accionistas que detenten el control de la Sociedad serán solidariamente responsables con la Sociedad del cumplimiento de lo previsto en el párrafo anterior.

La oferta pública de compra de adquisición se ajustará además a lo previsto en los artículos 96, 97, 98, fracciones I y II del la Ley del Mercado de Valores.

El Consejo de Administración de la Sociedad, dentro de los 10 (diez) días hábiles previos al día de inicio de la oferta, después de escuchar la opinión del Comité que desempeñe las funciones en materia de prácticas societarias, deberá elaborar y dar a conocer su opinión al gran Público Inversionista a través de la bolsa correspondiente respecto del precio de la oferta y los conflictos de interés que, en su caso, tenga cada uno de los Consejeros respecto de la oferta. La opinión del Consejo podrá estar acompañada de otra emitida por un experto independiente que contrate la Sociedad.

La Sociedad podrá solicitar a la Comisión Nacional Bancaria y de Valores les autorice, considerando la situación financiera y perspectivas de la Sociedad, utilizar una base distinta para la determinación del precio de la oferta, siempre que se cuente con el acuerdo del Consejo de Administración, previa opinión favorable del Comité que desempeñe las funciones en materia de prácticas societarias, en el que se contengan los motivos por los cuales se estima justificado establecer un precio distinto, respaldada del informe de un experto independiente.

ARTICULO DÉCIMO SEXTO. Los títulos definitivos o los certificados provisionales que representen a las acciones serán nominativos y podrán amparar una o más acciones, contendrán las menciones a que se refiere el artículo 125 de la Ley General de Sociedades Mercantiles y la indicación de la Serie y Subserie, en su caso, Llevarán inserto el texto del artículo Quinto de estos estatutos, y serán suscritos por dos miembros propietarios del Consejo de Administración.

Cuando se trate de títulos de acciones que se depositen en una institución para el depósito de valores o cuando dicha institución reciba directamente de la Sociedad valores provenientes del ejercicio de derechos patrimoniales que haga efectivos por cuenta de sus depositantes, la Sociedad podrá entregarle títulos múltiples o un solo título que amparen las acciones materia de la emisión y del depósito. En tal caso, los títulos que las representen serán emitidos con la mención de estar depositados en la institución para el depósito de valores de que se trate, sin que se requiera expresar en el documento el nombre, el domicilio, ni la nacionalidad de los titulares. Cuando así lo convengan la Sociedad y la institución para el depósito de valores, podrán emitirse títulos que no lleven cupones adheridos. En este caso, las constancias que expida la citada institución harán las veces de dichos cupones para todos los efectos legales, en los términos de la Ley del Mercado de Valores.

CAPITULO TERCERO

ASAMBLEAS DE ACCIONISTAS

ARTICULO DÉCIMO SÉPTIMO. La asamblea general de accionistas es el órgano supremo de la Sociedad. Las asambleas de accionistas podrán ser ordinarias o extraordinarias. Serán asambleas extraordinarias las convocadas para tratar cualquiera de los asuntos indicados en el artículo 182 de la Ley General de Sociedades Mercantiles, así como las que se reúnan para tratar cualquiera de los asuntos mencionados en el artículo Vigésimo Segundo, inciso B de estos estatutos. Serán asambleas ordinarias las convocadas para tratar cualquiera de los asuntos indicados en el artículo 181 de la Ley General de Sociedades Mercantiles y para tratar cualquier otro asunto no reservado a las asambleas extraordinarias.

ARTICULO DÉCIMO OCTAVO. Las convocatorias para asambleas de accionistas deberán ser hechas por el Consejo de Administración, por su Presidente, por el Comité de Vigilancia o por el Comité de Prácticas Societarias, en su caso. Los accionistas con acciones con derecho a voto, incluso limitado o restringido, que en lo individual o en conjunto representen cuando menos el 10% (diez por ciento) del capital social podrán solicitar al Presidente del Consejo de Administración o de los Comités de Auditoría y de Prácticas Societarias, en su caso, se convoque a una asamblea general de accionistas en los términos señalados en el artículo 184 de la Ley General de Sociedades Mercantiles.

Cualquier accionista tendrá el mismo derecho en cualquiera de los casos a que se refiere el artículo 185 de la Ley General de Sociedades Mercantiles. Si no se hiciese la convocatoria dentro de los 15 (quince) días siguientes a la fecha de solicitud, un Juez de lo Civil o de Distrito del domicilio de la Sociedad, lo hará a petición de cualquier accionista interesado, quien deberá acreditar la titularidad de  sus acciones para este objeto.

Las convocatorias para las asambleas generales ordinarias, extraordinarias deberán publicarse en el periódico oficial del domicilio social de la Sociedad o en uno de los diarios de mayor circulación a nivel nacional, por lo menos con 15 (quince) días de anticipación a la fecha fijada para la asamblea. Las convocatorias contendrán el orden del día y deberán estar firmadas por la persona o las personas que las hagan.

A partir de la fecha en que se publique la convocatoria para las asambleas de accionistas, deberán estar a disposición de los mismos, en las oficinas de la Sociedad, de forma inmediata y gratuita, la información y los documentos relacionados con cada uno de los puntos del orden del día a tratarse en la asamblea a la cual se convocó.

No podrán tratarse en las asambleas generales de accionistas asuntos que no se hayan contemplado en el orden del día correspondiente.

De conformidad con lo establecido en el segundo párrafo del artículo 178 de la Ley General de Sociedades Mercantiles, las resoluciones tomadas fuera de asamblea, por unanimidad de los accionistas que representen todas las acciones con derecho a voto o de la serie especial de acciones de que se trate, en su caso, tendrán para todos los efectos legales la misma validez que si hubieren sido adoptadas reunidos en asamblea general o especial, respectivamente, siempre que los accionistas las confirmen por escrito.

ARTICULO DÉCIMO NOVENO. Sólo las personas inscritas como accionistas en el Registro de Acciones, así como las que acrediten su titularidad mediante constancias emitidas por la S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores, completadas con las listas de depositantes en el mismo, tendrán derecho de comparecer o de ser representadas en las asambleas de accionistas, en términos de lo dispuesto en la Ley del Mercado de Valores.

Los accionistas podrán ser representados en las asambleas por la persona o las personas que acrediten su personalidad mediante formularios de poderes elaborados por la Sociedad, los cuales deberán reunir los requisitos señalados en el artículo 49, fracción III de la Ley del Mercado de Valores, y serán puestos a su disposición a través de los intermediarios del mercado de valores o de la propia Sociedad, con por lo menos quince (15) días naturales de anticipación a la celebración de la asamblea.

El Secretario del Consejo de Administración estará obligado a cerciorarse de la observancia de lo dispuesto en el párrafo anterior, e informar  sobre ello a la asamblea de accionistas, lo que se hará constar en el acta respectiva.

Los miembros del Consejo de Administración y los directivos relevantes  de la Sociedad no podrán representar a ningún accionista en las asambleas de accionistas de la Sociedad.

ARTICULO VIGÉSIMO . Las actas de asambleas serán elaboradas por el Secretario, se transcribirán en el libro respectivo y serán firmadas por el Presidente, el Secretario y los escrutadores.

ARTICULO VIGÉSIMO PRIMERO. Las asambleas serán presididas por el Presidente del Consejo de Administración y en su ausencia, por la persona a quien designen los accionistas presentes por mayoría de votos.

Actuará como Secretario en las asambleas de accionistas quien ocupe ese cargo en el Consejo de Administración y, a falta de éste, la persona que al efecto designen los accionistas presentes por mayoría de votos. El Presidente nombrará dos escrutadores de entre los accionistas, representantes de accionistas o invitados presentes en las asambleas, para hacer el recuento de las acciones representadas, para que determinen si se constituye quórum y, en su caso, para el recuento de los votos emitidos.

ARTICULO VIGÉSIMO SEGUNDO. A. Las asambleas generales ordinarias de accionistas se celebrarán por lo menos una vez al año, dentro de los 4 (cuatro) meses siguientes a la clausura de cada ejercicio social, y cuando sea convocada para tratar alguno de los asuntos de su competencia. Además de otros asuntos que se incluyan en el Orden del Día, las asambleas generales ordinarias tratarán los siguientes:

1.             Discutir, aprobar o modificar y resolver lo conducente en relación con:

(a)                       El informe del Consejo de Administración sobre la situación financiera de la Sociedad y demás documentos contables, en los términos del artículo 172 de la Ley General de Sociedades Mercantiles.

(b)                      Los informes anuales sobre las actividades que correspondan a los Comités de Auditoría y de Prácticas Societarias, en su caso.

(c)                       El informe del Director General y la opinión del Consejo de Administración respecto del mismo.

(d)                      El informe del Consejo de Administración sobre las operaciones y actividades en los que hubiera intervenido.

2.             Decidir sobre la aplicación de utilidades, en su caso.

3.             Nombrar a los miembros del Consejo de Administración y al Secretario.

4.             Designar a los miembros del Comité Ejecutivo y a los Presidentes de los Comités de Auditoría y, en su caso, de Prácticas Societarias.

5.             Determinar los emolumentos de los miembros del Consejo de Administración.

6.             En su caso, fijar el monto máximo de recursos que podrá destinarse a la adquisición de acciones propias.

7.             Revisar y, en su caso, aprobar las operaciones que pretenda llevar a cabo la Sociedad o las sociedades que ésta controle, en el lapso de un ejercicio social, cuando representen el veinte por cierto o más de los activos de la Sociedad con base en cifras correspondientes al cierre del trimestre inmediato anterior, ya sea en forma simultánea o sucesiva, pero que por sus características se consideren como una sola operación.

B.         Además de los señalados en el artículo 182 de la Ley General de Sociedades Mercantiles, los siguientes asuntos quedan reservados para las asambleas extraordinarias:

1.          Escisión de la Sociedad;

2.          Emisión de acciones distintas a las acciones ordinarias;

3.          Cancelación de la inscripción de las acciones representativas del capital de la Sociedad en la Sección de Valores del Registro Nacional de Valores o en las bolsas de valores nacionales o extranjeras en las que coticen las acciones, excepto sistemas de cotización y otros mercados no organizados como bolsas de valores; y

4.             Los demás asuntos para los que la Ley o estos estatutos exijan un quórum especial.

ARTICULO VIGÉSIMO TERCERO. Para que una asamblea ordinaria de accionistas se considere legalmente reunida por virtud de primera convocatoria, deberá estar representado cuando menos más de la mitad del capital social, y sus resoluciones serán válidas cuando se tomen por mayoría de votos de las acciones representadas. En el caso de segunda o ulterior convocatoria, las asambleas ordinarias de accionistas podrán celebrarse válidamente cualquiera que sea el

número de acciones representadas, y sus resoluciones serán válidas cuando se tomen por mayoría de votos de las acciones representadas.

ARTICULO VIGÉSIMO CUARTO. Para que una asamblea extraordinaria de accionistas se considere legalmente reunida por virtud de primera convocatoria, deberá estar representado por lo menos, las tres cuartas partes del capital social, y sus resoluciones serán válidas cuando se tomen por el voto favorable de cuando menos más de la mitad del capital social. En caso de segunda o ulterior convocatoria, las asambleas extraordinarias de accionistas, podrán celebrarse válidamente si en ellas está representado cuando menos el cincuenta y uno por ciento de las acciones en que se divida el capital social, y sus resoluciones serán válidas si se toman por el voto favorable de cuando menos más de la mitad del capital social.

Se requerirá el voto favorable de las acciones con o sin derecho de voto que representen el 95% (noventa y cinco por ciento) del capital social de la Sociedad para resolver y solicitar a la Comisión Nacional Bancaria y de Valores la cancelación del registro de las acciones de la Sociedad en el Registro Nacional de Valores, con sujeción a lo previsto en el artículo 108, fracción II de la Ley del Mercado de Valores.

ARTICULO VIGÉSIMO QUINTO. Los accionistas titulares de acciones con derecho a voto, incluso limitado o restringido, que representen, en lo individual o en conjunto, cuando menos el 10% (diez por ciento) del Capital Social, podrán solicitar que se aplace, por tres días naturales y sin necesidad de nueva convocatoria, la votación de cualquier asunto respecto del cual no se consideren suficientemente informados. Este derecho podrá ejercitarse una sola vez para el mismo asunto..

Los accionistas titulares de acciones con derecho a voto, incluso limitado o restringido, que representen en lo individual o en conjunto cuando menos el 20%

(veinte por ciento) del capital social, podrán oponerse judicialmente a las resoluciones de las asambleas generales, respecto de las cuales tengan derecho a voto, siempre que se satisfagan los requisitos, excepto el porcentaje, del artículo 201 de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el artículo 202 del mismo ordenamiento.

Los accionistas que, en lo individual o en su conjunto, tengan la titularidad de acciones que representen cuando menos el 5% (cinco por ciento) del capital social, podrán ejercitar directamente la acción de responsabilidad civil a que se refiere el artículo 38 de la Ley del Mercado de Valores.

ARTICULO VIGÉSIMO SEXTO. Los accionistas de la Sociedad podrán celebrar convenios entre ellos, en términos de lo previsto en los artículos 16, fracción VI, y 49, fracción IV de la Ley del Mercado de Valores los cuales deberán ser notificados a la Sociedad dentro de los cinco días hábiles siguientes al de su concertación para su revelación al público a través de las bolsas de valores en donde coticen las acciones.

CAPITULO CUARTO

ADMINISTRACIÓN Y VIGILANCIA DE LA SOCIEDAD

ARTICULO VIGÉSIMO SÉPTIMO. La administración de la Sociedad estará confiada a un Consejo de Administración y a un Director General, en el ámbito de sus respectivas competencias.

El Consejo de Administración estará compuesto por un mínimo de 5 (cinco) y un máximo de 21 (veintiún) miembros conforme lo resuelva la asamblea de accionistas correspondiente, de los cuales por lo menos el 25% (veinticinco por ciento) deberán ser independientes, en términos de lo previsto en el artículo 24 de la Ley del Mercado de Valores. Los consejeros serán designados de la siguiente forma:

1.- Todo accionista o grupo de accionistas titulares de acciones con derecho a voto, incluso limitado o restringido, que en lo individual o en conjunto represente cuando menos el 10% (diez por ciento) del capital social de la Sociedad  tendrá derecho a designar a un consejero en la asamblea general ordinaria convocada para tal efecto.

3.- La designación o elección del resto de los Consejeros será hecha en la asamblea general ordinaria de accionistas, por el voto favorable de los titulares de la mayoría de las acciones representativas del capital social con derecho a voto que se encuentren presentes en la asamblea correspondiente.

ARTICULO VIGÉSIMO OCTAVO. Los miembros del Consejo de Administración podrán ser o no accionistas; durarán en su cargo por el plazo para el que hayan sido designados, pero continuarán en su desempeño hasta que las personas designadas para substituirlos tomen posesión o, en su defecto, hasta por un término de 30 días contados a partir de que concluya el plazo de su designación o de la fecha de su renuncia, según sea el caso; podrán ser reelectos; y recibirán las remuneraciones que determine la asamblea ordinaria de accionistas.

No podrá ser Consejero la persona que hubiere desempeñado el cargo de auditor externo o socio de la firma de auditoría externa de la Sociedad o de alguna de las sociedades que integran el grupo empresarial o consorcio al que ésta pertenezca, durante los doce meses inmediatos anteriores a la fecha del nombramiento.

Los Consejeros independientes deberán ser seleccionados por su experiencia, capacidad y prestigio profesional, considerando además que por sus características puedan desempeñar sus funciones libres de conflictos de interés y sin estar supeditados a intereses personales, patrimoniales o económicos. No se considerarán independientes las personas a que se refieren las fracciones I a V del artículo 26 de la Ley del Mercado de Valores.

La asamblea general de accionistas en la que se designe o ratifique a los miembros del consejo de administración o, en su caso, aquélla en la que se informe sobre dichas designaciones o ratificaciones, calificará la independencia de sus consejeros, acatando los criterios de capacidad u otras limitantes que para este efecto la Ley del Mercado de Valores señale.

Los consejeros independientes que durante su encargo dejen de tener tal característica, deberán hacerlo del conocimiento del consejo de administración a más tardar en la siguiente sesión de dicho órgano.

En caso de una vacante, el Consejo de Administración podrá designar uno o más consejeros provisionales, sin intervención de la asamblea general ordinaria. Sin embargo, este órgano deberá ratificar dichos nombramientos o designar consejeros sustitutos en la asamblea siguiente a la designación por el Consejo.

ARTICULO VIGÉSIMO NOVENO. A falta de designación expresa por la asamblea, el Consejo de Administración, en la primera sesión que se reúna inmediatamente después de que se hubiere celebrado la asamblea en que se le designe, nombrará de entre sus miembros al Presidente y al Secretario, en el entendido de que el Secretario no será miembro del Consejo de Administración. El Consejo de Administración designará además a las personas que ocupen los demás cargos que se crearen para el mejor desempeño de sus funciones.

El Presidente del Consejo de Administración presidirá las sesiones del Consejo de Administración y a falta de éste o en su ausencia serán presididas por uno de los miembros que los demás asistentes designen por mayoría de votos y cumplirá y ejecutará los acuerdos de las asambleas de accionistas y del Consejo de Administración sin necesidad de resolución especial alguna, sin perjuicio de la responsabilidad del Consejo de vigilar el cumplimiento de los acuerdos de las asambleas de accionistas, lo que podrá llevar a cabo a través del Comité de Auditoría.

Los miembros del Consejo de Administración deberán cumplir con los deberes de diligencia y lealtad señalados en la Ley del Mercado de Valores, siendo responsables por los daños y perjuicios que ocasionen a la Sociedad con motivo de los actos violatorios de dichos deberes y de los ilícitos en que incurra en los términos del propio ordenamiento.

Los miembros del Consejo de Administración serán igualmente responsables por las resoluciones que adopten con motivo de los asuntos a que se refiere el artículo Trigésimo Segundo, fracción III, incisos b) y c), de estos estatutos, salvo en el caso establecido por el artículo 159 de la Ley General de Sociedades Mercantiles.

Los miembros y, en su caso, el Secretario del Consejo de Administración, que tengan conflicto de interés en algún asunto, deberán abstenerse de participar y estar presentes en la deliberación y votación de dicho asunto, sin que ello afecte el quórum requerido para la instalación del citado consejo.

Los Consejeros serán solidariamente responsables con los que les hayan precedido en el cargo, por las irregularidades en que éstos hubieren incurrido si, conociéndolas, no las comunicaran por escrito al Comité de Auditoría y al auditor externo. Asimismo, dichos Consejeros estarán obligados a informar al Comité de Auditoría y al auditor externo, todas aquellas irregularidades que durante el ejercicio de su cargo, tengan conocimiento y que se relacionen con la Sociedad o las sociedades que ésta controle o en las que tenga una influencia significativa.

En su caso, las acciones de responsabilidad por los actos realizados por los Consejeros en perjuicio de la Sociedad a que se refieren los párrafos anteriores, podrán ser ejercidos con apego a lo dispuesto en los artículos 38, 39 y 40 de la Ley del Mercado de Valores.

El Consejo de Administración deberá reunirse por lo menos cuatro veces durante cada ejercicio social.

Asimismo, el Consejo de Administración deberá reunirse al menos una vez por ejercicio social en una sesión especial en la cual únicamente estén presentes aquellos consejeros que a su vez no sean funcionarios de la Sociedad y en la cual no deberán estar presentes funcionarios de la Sociedad. Adicionalmente, dichas sesiones especiales del Consejo de Administración podrán celebrarse siempre que exista causa justificada para ello.

Las copias o constancias de las actas de las sesiones del Consejo de Administración y de las asambleas de accionistas, así como de los asientos contenidos en los libros y registros corporativos y, en general, de cualquier documento del archivo de la Sociedad, podrán ser autorizados y certificados por el Secretario del Consejo de Administración, quienes serán delegados permanentes para concurrir ante el notario público de su elección a protocolizar las actas de las sesiones del Consejo de Administración y de las asambleas de accionistas, así como para otorgar poderes que el propio Consejo de Administración confiera. Asimismo, el Secretario del Consejo de Administración se encargarán de redactar y consignar en los libros respectivos las actas de asambleas, sesiones del Consejo de Administración, del Comité Ejecutivo a que se refiere el artículo Trigésimo Tercero y del Comité de Auditoria a que se refiere el artículo Trigésimo Cuarto, así como de expedir compulsas y certificaciones de ellas y de los nombramientos, firmas y facultades de los funcionarios de la Sociedad.

ARTICULO TRIGÉSIMO . Las convocatorias para las sesiones del Consejo de Administración deberán enviarse por correo, telefax o mensajería a los miembros del Consejo de Administración a su domicilio por lo menos con 5 (cinco) días hábiles de anticipación a la fecha de la sesión, dejando prueba fehaciente de la entrega de la convocatoria respectiva. Dichas convocatorias deberán contener el orden del día para la reunión e indicar el lugar, fecha y hora de la sesión.

El Presidente del Consejo de Administración o al menos el 25% (veinticinco por ciento) de los consejeros, podrá convocar a sesión del Consejo de Administración.

Las actas correspondientes a las sesiones del Consejo de Administración deberán ser autorizadas por quienes hubieren fungido como Presidente y Secretario de la sesión correspondiente y serán registradas en un libro específico para dichos efectos.

Podrán adoptarse resoluciones fuera de sesión del Consejo de Administración por unanimidad de sus miembrosy dichas resoluciones tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en sesión del Consejo de Administración, siempre que se confirmen por escrito. El documento en el que conste la confirmación escrita deberá ser enviado al Secretario de la Sociedad, quién transcribirá las resoluciones respectivas en el libro de actas correspondiente, e indicará que dichas resoluciones fueron adoptadas de conformidad con estos estatutos.

ARTICULO TRIGÉSIMO PRIMERO. Para que las sesiones del Consejo de Administración sean válidas, se requerirá la asistencia de la mayoría de sus miembros y sus resoluciones serán válidas cuando se tomen por mayoría de votos de los miembros presentes; en caso de empate, el Presidente del Consejo de Administración tendrá voto de calidad.

El Presidente del Consejo de Administración deberá presidir las sesiones especiales del Consejo de Administración a que se refiere el Artículo Vigésimo Noveno de estos estatutos sociales, siempre que el Presidente del mismo no sea funcionario de la Sociedad. En caso contrario, presidirá la sesión especial del Consejo de Administración el consejero designado por los consejeros presentes en dicha reunión. Las sesiones especiales del Consejo de Administración estarán sujetas a las demás disposiciones de estos estatutos sociales que les resulten aplicables.

Las sesiones se celebrarán en el domicilio de la Sociedad, o en cualquier otro lugar que estimare oportuno el Consejo de Administración.

ARTICULO TRIGÉSIMO SEGUNDO. El Consejo de Administración tendrá las siguientes funciones y atribuciones:

I.                             Establecer las estrategias generales para la conducción del negocio de la Sociedad y las sociedades que ésta controle.

II.                         Vigilar la gestión y conducción de la Sociedad y de las sociedades que están controle, considerando la relevancia que tengan estas últimas en la situación financiera, administrativa y jurídica de la Sociedad, así como el desempeño de los directivos relevantes.

III.                     Aprobar, con la previa opinión del Comité que sea competente:

a)                          Las políticas y lineamientos para el uso o goce de los bienes que integren el patrimonio de la Sociedad y de las sociedades que ésta controle, por parte de personas relacionadas.

b)                         Las operaciones, cada una en lo individual, con personas relacionadas, que pretenda celebrar la Sociedad o las sociedades que ésta controle.

No requerirán aprobación del Consejo de Administración, las operaciones que a continuación se señalan, siempre que se apeguen a las políticas y lineamientos que al efecto apruebe el Consejo:

1.                           Las operaciones que en razón de su cuantía carezcan de relevancia para la Sociedad o las sociedades que ésta controle.

2.                           Las operaciones que se realicen entre la Sociedad y las sociedades que ésta controle o en las que tenga una influencia significativa o entre cualquiera de éstas, siempre que:

i)                              Sean de giro ordinario o habitual del negocio.

ii)                          Se consideren hechas a precios de mercado o soportadas en

                                    valuaciones realizadas por agentes externos especialistas.

3.                           Las operaciones que se realicen con empleados, siempre que se lleven a cabo en las mismas condiciones que con cualquier cliente o como resultado de prestaciones laborales de carácter general.

c)                          Las operaciones que se ejecuten, ya sea simultánea o sucesivamente, que por sus características puedan considerarse como una sola operación y que pretendan llevarse a cabo por la Sociedad o las sociedades que ésta controle, en el lapso de un ejercicio social, cuando sean inusuales o no recurrentes, o bien, su importe represente, con base en cifras correspondientes al cierre del trimestre inmediato anterior en cualquiera de los supuestos siguientes:

1.                           La adquisición o enajenación de bienes con valor igual o superior al cinco por ciento de los activos consolidados de la Sociedad.

2.                           El otorgamiento de garantías o la asunción de pasivos por un monto total igual o superior al cinco por ciento de los activos consolidados de la Sociedad.

Quedan exceptuadas las inversiones en valor de deuda o en instrumentos bancarios, siempre que se realicen conforme a las políticas que al efecto apruebe el propio Consejo.

d)                         El nombramiento, elección y, en su caso, destitución del Director General de la Sociedad y su retribución integral, así como las políticas para la designación y retribución integral de los demás directivos relevantes.

e)                          Las políticas para el otorgamiento de mutuos, préstamos o cualquier tipo de créditos o garantías a personas relacionadas.

f)                            Las dispensas para que un Consejero, directivo relevante o persona con poder de mando, aproveche oportunidades de negocio para sí o a favor de terceros, que correspondan a la Sociedad o a las sociedades que ésta controle o en las que tenga una influencia significativa, Las dispensas por operaciones cuyo importe sea menor al mencionado en el inciso c) de esta fracción, podrán delegarse en el Comité de

                                    Vigilancia o el Comité de Prácticas Societarias, según sea el caso.

g)                         Los lineamientos en materia de control interno y auditoría interna de la Sociedad y de las sociedades que ésta controle.

h)                         Las políticas contables de la Sociedad, ajustándose a los principios de contabilidad reconocidos o expedidos por la Comisión mediante disposiciones de carácter general.

i)                             Los estados financieros de la Sociedad.

j)                             La contratación de la persona moral que proporcione los servicios de auditoría externa y, en su caso, de servicios adicionales o complementarios a los de auditoría externa.

Cuando las determinaciones del Consejo de Administración no sean acordes con las opiniones que le proporcione el Comité correspondiente, el citado Comité deberá instruir al Director General revelar tal circunstancia al público inversionista, a través de la bolsa de valores en que coticen las acciones de la Sociedad.

IV.                     Presentar a la asamblea general de accionistas que se celebre con motivo del cierre del ejercicio social:

a)                          Los informes anuales del Comité de Auditoría  y del Comité de Prácticas Societarias, en su caso.

b)                         El informe anual del Director General, acompañado del dictamen del auditor externo.

c)                          La opinión del Consejo de Administración sobre el contenido del informe del Director General a que se refiere el inciso anterior.

d)                         El informe a que se refiere el artículo 172, inciso b) de la Ley General de Sociedades Mercantiles, en el que se contengan las principales políticas y criterios contables y de información seguidos en la preparación de la información financiera.

e)                          El informe sobre las operaciones y actividades en las que hubiere intervenido conforme a lo previsto en esta Ley.

V.                         Dar seguimiento a los principales riesgos a los que está expuesta la Sociedad y personas morales que ésta controle, identificados con base en la información presentada por los Comités, el Director General y el auditor externo, así como a los sistemas de contabilidad, control interno y auditoría interna, registro, archivo o información, de éstas y aquéllas, lo que podrá llevar a cabo por conducto del Comité de Auditoría.

VI.                     Aprobar las políticas de información y comunicación con los accionistas y el mercado, así como con los Consejeros y directivos relevantes.

VII.                 Determinar las acciones que correspondan a fin de subsanar las irregularidades que sean de su conocimiento e implementar las medidas correctivas correspondientes.

VIII.             Establecer los términos y condiciones a los que se ajustará el Director General en el ejercicio de sus facultades de actos de dominio.

IX.                    Ordenar al Director General la revelación al público de los eventos relevantes de que tenga conocimiento.

ARTICULO TRIGÉSIMO TERCERO. Para el desempeño de sus funciones, el Consejo de Administración estará investido y tendrá, entre otras, las siguientes facultades y obligaciones:

1.- Ejercer el poder de la Sociedad para pleitos y cobranzas que se otorga con todas las facultades generales y especiales que requieran cláusula especial de acuerdo con la ley, por lo que se le confiere sin limitación alguna de conformidad con lo establecido en el primer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y sus correlativos de los Códigos Civiles de todos los Estados de la República Mexicana; el Consejo de

Administración estará, por consiguiente, facultado, en forma enunciativa más no limitativa, para: desistirse de las acciones que intentara, aún de juicios de amparo; transigir; someterse a arbitraje; articular y absolver posiciones; hacer cesión de bienes; recusar jueces; recibir pagos; y ejecutar todos los actos expresamente determinados por la ley, entre los que se incluye representar a la Sociedad ante autoridades judiciales y administrativas, penales, civiles o de otra índole, con la facultad de presentar denuncias y querellas penales, otorgar perdones, para constituirse en parte ofendida o coadyuvante del Ministerio Público en los procedimientos de orden penal, ante autoridades y tribunales de trabajo y ante la Secretaría de Relaciones Exteriores para celebrar convenios con el Gobierno Federal.

2.- Poder para actos de administración, de acuerdo con lo estipulado en el párrafo segundo del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y artículos correlativos de los Códigos Civiles de todos los Estados de la República Mexicana.

3.- Poder para actos de dominio en los términos del tercer párrafo del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y de sus artículos correlativos de los Códigos Civiles de todos los Estados de la República Mexicana.

4.- Poder para designar y remover al Director General, a los gerentes generales o especiales y a los demás funcionarios, apoderados, agentes y empleados de la Sociedad, señalándoles sus facultades, obligaciones, condiciones de trabajo, remuneraciones y garantías que deban prestar.

5.- Poder para adquirir y enajenar acciones y partes sociales de otras sociedades, en los términos de estos estatutos.

6.- Poder para emitir, suscribir, avalar y en cualquier otra forma negociar toda clase de títulos de crédito en nombre de la Sociedad, en los términos del artículo 9° de la Ley General de Títulos y Operaciones de Crédito, así como contratar todo tipo de garantías, fianzas y cartas de crédito y designar a las personas facultadas para realizar dichos actos.

7.- Poder para abrir y cancelar cuentas bancarias a nombre de la Sociedad y autorizar y designar personas que realicen tales actos y giren en contra de dichas cuentas.

8.- Facultad de convocar a asambleas ordinarias, extraordinarias o especiales de accionistas, en todos los casos previstos por estos estatutos, o cuando lo considere conveniente, y fijar lugar fecha y hora en que tales asambleas deban celebrarse, así como para ejecutar sus resoluciones.

9.- Facultad de formular reglamentos interiores de trabajo.

10.- Poder para nombrar y remover a los auditores externos de la Sociedad.

11.- Poder para establecer sucursales y agencias de la Sociedad en cualquier parte de la República Mexicana o del extranjero.

12.- Facultad de determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de la Sociedad, en las asambleas generales extraordinarias y ordinarias de accionistas de las sociedades en que sea titular de la mayoría de las acciones. Esta facultad es indelegable, pudiendo sin embargo designar apoderados para el ejercicio del voto en la forma que dictamine el Consejo de Administración.

13.- Poder para conferir poderes generales o especiales, y delegar cualquiera de las facultades antes previstas, salvo aquellas cuyo ejercicio corresponda en forma exclusiva al Consejo de Administración por disposición de la Ley o de estos estatutos, reservándose siempre el ejercicio de sus facultades, así como para revocar los poderes que otorgare.

14.- Poder para llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos, incluyendo la emisión de toda clase de opiniones requeridas conforme a la Ley del Mercado de Valores y las disposiciones de carácter general expedidas por la Comisión Nacional Bancaria y de Valores.

15.- Poder de designar a la o las personas responsables de la adquisición y colocación de acciones propias de la Sociedad en los términos de lo dispuesto en el artículo Octavo de estos estatutos.

16.- Facultad de establecer el o los Comités que desempeñen las funciones en materia de Prácticas Societarias y de Auditoria a los que se refieren las cláusulas Trigésima Sexta y Trigésima Séptima de estos estatutos, respectivamente, fijando las facultades y obligaciones de dichos comités, la forma de integración y designación de sus miembros, así como las reglas que rijan su funcionamiento.

17.- Poder para establecer otros Comités que el Consejo de Administración considere necesarios para el desarrollo de las operaciones de la Sociedad, fijando las facultades y obligaciones de tales Comités y la forma de integración y designación  de sus miembros, así como las reglas que rijan su funcionamiento.

ARTICULO TRIGÉSIMO CUARTO. La Sociedad podrá tener un Comité Ejecutivo que estará compuesto por el número de miembros del Consejo de Administración de la Sociedad que la asamblea ordinaria determine. Las designaciones de los miembros del Comité Ejecutivo, incluyendo al Presidente de dicho Comité Ejecutivo, serán realizadas por la asamblea ordinaria de accionistas. Al menos

25% (veinticinco por ciento) de los miembros del Comité Ejecutivo deberán ser consejeros Independientes. Los miembros del Comité Ejecutivo durarán en su encargo un año, a menos que sean relevados de sus cargos por la asamblea ordinaria de accionistas, pero en todo caso continuarán en su puesto hasta que las personas designadas para sustituirlos tomen posesión de los mismos; podrán ser reelectos y recibirán las remuneraciones que determine la asamblea ordinaria de accionistas.

El Comité Ejecutivo sesionará a convocatoria del Secretario del Consejo de Administración, a solicitud del Presidente o cualesquiera dos de sus miembros, con cuando menos 5 (cinco) días naturales de anticipación. La convocatoria deberá ser enviada por correo, telegrama, telefax, mensajería o cualquier otro medio que asegure que los miembros de dicho Comité la recibirán con cuando menos 5 (cinco) días naturales de anticipación a la fecha de la sesión. La convocatoria podrá ser firmada por el Secretario del Consejo de Administración de la Sociedad quien actuará con tal carácter en el propio Comité Ejecutivo.

Para que las sesiones del Comité Ejecutivo sean válidas, se necesitará la asistencia de cuando menos la mayoría de sus miembros. Las resoluciones del Comité Ejecutivo deberán ser aprobadas por el voto favorable de la mayoría de sus miembros.

Las resoluciones tomadas fuera de sesión del Comité Ejecutivo, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en sesión de Comité, siempre que se confirmen por escrito. Las resoluciones adoptadas en términos de éste párrafo deberán asentarse en el libro especial a que se refiere el último párrafo de este artículo.

El Comité Ejecutivo tendrá las facultades que se otorgan al Consejo de Administración bajo los puntos 1, 2, 3, 4, 5, 6, 8 y 12 del artículo Trigésimo Tercero anterior, facultades que podrán ser ampliadas o restringidas en todo momento por la asamblea ordinaria de accionistas, sin que se reformen estos estatutos.

El Comité Ejecutivo no realizará actividades de las reservadas exclusiva e indelegablemente por la ley o por estos estatutos a la asamblea de accionistas o al Consejo de Administración. El Comité Ejecutivo no podrá, a su vez, delegar el conjunto de sus facultades en persona alguna, pero podrá señalar las personas que deban ejecutar sus resoluciones. En defecto de tal señalamiento tanto el Presidente como el Secretario estarán facultados para ejecutar las resoluciones del Comité.

El Comité Ejecutivo deberá informar oportunamente, por conducto de su Presidente o el Secretario y al menos en forma anual al Consejo de Administración, de los acuerdos que tome o cuando a juicio del propio Comité se susciten hechos o actos de trascendencia para la Sociedad que lo ameriten. De cada sesión del Comité Ejecutivo se levantará un acta que se transcribirá en un libro especial; en la cual se hará constar la asistencia de los miembros del Comité y las resoluciones adoptadas, y deberá ser firmada por quiénes hubieren actuado como Presidente y Secretario.

ARTICULO TRIGÉSIMO QUINTO. Para la vigilancia de la gestión, conducción y ejecución de los negocios de la Sociedad y de las sociedades que ésta controle, la Sociedad tendrá un Comité de Auditoria, el cual se integrará por un mínimo de tres miembros quienes serán exclusivamente Consejeros Independientes  designados por el Consejo de Administración, a propuesta del Presidente del propio Consejo en términos de lo previsto en el artículo 25 de la Ley del Mercado de Valores. El Presidente del Comité de Auditoría será designado por la asamblea general ordinaria de accionistas.

El Comité de Auditoria tendrá, entre otras, las siguientes funciones:

1.                                      Dar opinión al Consejo sobre los asuntos que le competan.

2.                                       Supervisar al auditor externo de la Sociedad y evaluar su desempeño, así como analizar dictámenes, opiniones, reportes o informes, que rinda el auditor externo. Para tal efecto, el Comité de Auditoría deberá reunirse con el citado auditor, por lo menos, una vez al año, sin perjuicio de que podrá reunirse con  éste cuando lo estime conveniente. El Comité hará recomendaciones respecto de la selección y las condiciones de contratación del auditor externo.

3.                                       Discutir los estados financieros de la Sociedad con los directivos responsables de su elaboración y revisión, así como con el Auditor Externo. Con base en ello, el Comité deberá recomendar o no su aprobación al Consejo de Administración.

4.-                                  Verificar los sistemas y mecanismos de control interno y auditoría interna de la Sociedad y de las sociedades que ésta controle, informando al Consejo de Aministración de la situación que guarden los mismos, así como de cualquier irregularidad que sea detectada en el ejercicio de sus funciones.

5.-                                  Elaborar la opinión sobre el contenido del informe del Director General que se especifica en el artículo 28, fracción IV, inciso c) de la Ley del Mercado de Valores, siguiendo los lineamientos que, para su elaboración, la misma ley señala.

6.-                                  Vigilar que las operaciones a que se hace referencia en los Artículos Vigésimo Segundo, inciso A.7 y Trigésimo Segundo fracción III de estos Estatutos se ejecuten ajustándose a lo resuelto por los órganos sociales y a los preceptos legales aplicables.

7.-                                  Solicitar la opinión de expertos independientes para los casos que lo ameriten, o que la ley o estos Estatutos lo requieran.

8.-                                  Requerir a los directivos relevantes y funcionarios la información, de cualquier tipo relacionada con la contabilidad, el control interno y auditoría interna de la Sociedad y las sociedades que ésta controle, que estime necesaria para el ejercicio de sus funciones, pudiendo solicitar reuniones periódicas con dichos directivos para la discusión de dicha información.

9.-                                  Investigar posible incumplimientos de los que tenga conocimiento, especialmente respecto de operaciones, lineamientos y políticas de operación, sistemas de control interno, auditoría interna y registro contable de la Sociedad y las sociedades que ésta controle, con base en exámenes de documentación, registros y demás evidencias, en el grado y extensión necesarios para realizar dicha vigilancia.

10.-                            Informar al Consejo de Administración de las irregularidades importantes detectadas con motivo del ejercicio de sus funciones y, en su caso, de las acciones correctivas adoptadas o propuestas.

11.-                            Vigilar que el Director General ejecute los acuerdos de la asamblea de accionistas y del Consejo de Administración en los términos indicados por dichos órganos.

12.-                             Convocar a asambleas de accionistas y solicitar que se inserten en el orden del día de dichas asambleas los puntos que estimen pertinentes.

13.-                             Las demás que señalen las leyes, disposiciones y reglas de carácter general que resulten aplicables a la Sociedad.

El Comité de Auditoria sesionará a convocatoria del Secretario del Consejo de Administración, a solicitud del Presidente o cualquiera de sus miembros, con cuando menos 5 (cinco) días naturales de anticipación. La convocatoria deberá ser enviada por correo, telegrama, telefax, mensajería o cualquier otro medio que asegure que los miembros de dicho Comité la recibirán con cuando menos 5 (cinco) días naturales de anticipación a la fecha de la sesión. La convocatoria podrá ser firmada por el Secretario del Consejo de Administración de la Sociedad, los cuales actuarán con tal carácter en el propio Comité de Auditoria.

Para que las sesiones del Comité de Auditoria sean válidas, se necesitará la asistencia de cuando menos la mayoría de sus miembros. Las resoluciones del Comité de Auditoria deberán ser aprobadas por el voto favorable de la mayoría de sus miembros.

Las resoluciones tomadas fuera de sesión del Comité de Auditoria, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en sesión de Comité, siempre que se confirmen por escrito. Las resoluciones adoptadas en términos de éste párrafo deberán asentarse en el libro especial a que se refiere el último párrafo de este artículo.

El Comité de Auditoria no realizará actividades de las reservadas exclusiva e indelegablemente por la ley o por estos estatutos a la asamblea de accionistas o al Consejo de

Administración. El Comité de Auditoria no podrá, a su vez, delegar el conjunto de sus facultades en persona alguna, pero podrá señalar las personas que deban ejecutar sus resoluciones. En defecto de tal señalamiento tanto el Presidente como el Secretario estarán facultados para ejecutar las resoluciones del Comité.

El Comité de Auditoria deberá informar oportunamente, por conducto de su Presidente o el Secretario y al menos en forma anual al Consejo de Administración, de los acuerdos que tome o cuando a juicio del propio Comité se susciten hechos o actos de trascendencia para la Sociedad que lo ameriten. De cada sesión del Comité de Auditoria se levantará un acta que se transcribirá en un libro especial; en la cual se hará constar la asistencia de los miembros del Comité y las resoluciones adoptadas, y deberá ser firmada por quiénes hubieren actuado como Presidente y Secretario.

ARTÍCULO TRIGÉSIMO SEXTO. Las funciones y actividades en materia de prácticas societarias que se describen a continuación serán llevadas a cabo por el propio Consejo de Administración o por Comité de Vigilancia o por un Comité formado para tal efecto, que en su caso se designara Comité de Práctias Societarias, según lo decida la asamblea general ordinaria de accionistas. En su caso, el Comité de Prácticas Societarias, se integrará por un mínimo de tres miembros que serán consejeros independientes, quienes serán designados por el Consejo de Administración, en términos de lo previsto en el artículo 25 de la Ley del Mercado de Valores. El Presidente del Comité será designado por la Asamblea General Ordinaria de Accionistas.

El Comité de Prácticas Societarias, de conformidad con el artículo 43 de la Ley del Mercado de Valores, tendrá las siguientes funciones:

a)                                     Dar opinión al Consejo de Administración sobre los asuntos que le competan.

b)                                    Solicitar la opinión de expertos independientes en los casos en que lo juzgue conveniente, para el adecuado desempeño de sus funciones o cuando conforme a la Ley o estos estatutos se requiera.

c)                                     Convocar a asambleas de accionistas y hacer que se inserten en el orden del día de dichas asambleas los puntos que estimen pertinentes.

d)                                    Apoyar al consejo de administración en la elaboración de los informes a que se refiere el Artículo Trigésimo Segundo, fracción IV, incisos d) y e) de estos Estatutos.

e)                                     Las demás que la Ley establezca o se prevean en estos estatutos, acordes con las funciones que el presente ordenamiento legal le asigna.

Anualmente, el Comité de Prácticas Societarias elaborará un informe anual sobre las actividades de su competencia que incluirá por lo menos:

1.                                       Las observaciones respecto del desempeño de los directivos relevantes.

2.                                       Las operaciones con partes relacionadas, durante el ejercicio de que se trate, detallando las características de las operaciones significativas.

3.                                       Los paquetes de emolumentos o remuneraciones integrales del Director General y demás directivos relevantes.

4.                                       Las dispensas otorgadas por el Consejo de Administración en términos del Artículo Trigésimo Segundo, fracción III, inciso f) de estos Estatutos.

5.                                       Los aspectos adicionales que el Comité considere pertinentes.

ARTÍCULO TRIGÉSIMO SEPTIMO. La gestión, conducción y ejecución de los negocios sociales será confiada a un Director General, designado por el Consejo de Administración, quien actuará con sujeción a las estrategias, políticas y lineamientos aprobados por el propio Consejo.

El Director General tendrá las siguientes atribuciones:

1.                                       Proponer al Consejo de Administración las estrategias de negocios de la Sociedad y las sociedades que ésta controle.

2.                                       Cumplir los acuerdos de asambleas de accionistas y del Consejo de Administración, conforme a las instrucciones que al efecto se provean.

3.                                       Preparar y presentar al Consejo de Administración el informe anual a que se refiere el artículo 172 de la Ley General de Sociedades Mercantiles, excepto lo previsto en el inciso b) y el último párrafo de dicho precepto.

4.                                       Suscribir la información relevante de la Sociedad, siendo su responsabilidad la difusión al público de la misma y de los eventos objeto de revelación conforme a la Ley del Mercado de Valores.

5.                                       Preparar los lineamientos y establecer los mecanismos y sistemas de control interno de la Sociedad y las sociedades que ésta controle y asegurarse de la existencia y mantenimiento de los sistemas de contabilidad, control, registro y archivo de la Sociedad.

6.                                       Ejercer las acciones correctivas y de responsabilidad que resulten procedentes.

7.                                       Las demás que la Ley le atribuya o que le delegue el Consejo de Administración.

El Director General podrá o no ser accionista o miembro del Consejo de Administración, y durará en funciones indefinidamente hasta en tanto el Consejo de Administración designe a la persona que haya de substituirlo o determine de otra forma.

8.               Para el ejercicio de sus Funciones el Director General contará con las más amplias facultades para representar a la Sociedad en los actos de administración y pleitos y cobranzas, en los términos de los dos primeros párrafos del artículo 2554 del Código Civil Federal y sus correlativos de las entidades federativas, y para suscribir y negociar en cualquier forma con títulos de crédito y abrir y cerrar cuentas bancarias en términos del Artículo 9º de la Ley General de Títulos y Operaciones de Crédito, incluyendo facultades especiales que, conforme a las leyes aplicables, requieran cláusula especial, además de otras facultades que le sean conferidas por el Consejo de Administración o el Comité Ejecutivo.

Para el ejercicio de sus funciones y actividades, así como para cumplir sus obligaciones, el Director General podrá apoyarse en los directivos relevantes designados para tal efecto y en cualquier otro empleado de la Sociedad.

ARTICULO TRIGÉSIMO OCTAVO. La vigilancia de la gestión, conducción y ejecución de los negocios de la Sociedad y de sus subsidiarias y de las sociedades que éste controle estará a cargo del Consejo de Administración, a través de los Comités de Vigilancia y de Prácticas Societarias, en su caso, así como por conducto del auditor externo de la Sociedad, cada uno en el ámbito de sus respectivas competencias.

El auditor externo estará facultado para exigir la información financiera que por ley le corresponda para la realización de sus funciones. Podrá ser convocado a las sesiones del Consejo de Administración y de los Comités Ejecutivos, de Vigilancia y de Prácticas Societarias en calidad de invitado con voz y sin voto, debiendo abstenerse de participar cuando se trate dentro del orden del día algún asunto en el que tenga un conflicto de interés o que puedan comprometer su independencia.

ARTICULO TRIGÉSIMO NOVENO. Ninguno de los miembros del Consejo de Administración o de los distintos Comités de la Sociedad, ni el Secretario ni el Director General o los directivos relevantes, tendrán la obligación de prestar garantía para asegurar el cumplimiento de las responsabilidades que pudieran contraer en el desempeño de sus cargos, salvo que la asamblea de accionistas que los hubiere designado establezca dicha obligación.

ARTICULO CUADRAGÉSIMO. La Sociedad se obliga a sacar en paz y a salvo a los miembros y funcionarios del Consejo de Administración, del Comité Ejecutivo, del Comité de Auditoria, del Comité de Prácticas Societarias y el Secretario del

Consejo de Administración, de dichos Comités, en relación con el desempeño legal de su encargo, tales como cualquier reclamación, demanda, procedimiento o investigación que se inicie en México o en cualesquiera de los países en los que se encuentren registradas o coticen las acciones de la Sociedad, otros valores emitidos con base en dichas acciones u otros valores de renta fija o variable emitidos por la propia Sociedad, en los que dichas personas pudieran ser partes en su calidad de miembros de dichos órganos, y funcionarios  respectivamente, incluyendo el pago de cualquier daño o perjuicio que se hubiera causado y las cantidades necesarias para llegar, en caso de estimarse oportuno, a una transacción, así como la totalidad de los honorarios y gastos de los abogados y otros asesores que se contraten para velar por los intereses de esas personas en los supuestos mencionados, en el entendido de que será el Consejo de Administración el órgano facultado para determinar en los supuestos antes mencionados, si considera conveniente contratar los servicios de abogados y otros asesores diferentes a los que se encuentren asesorando a la Sociedad en el caso que corresponda, salvo que dichas responsabilidades resulten de actos dolosos o de mala fe o deriven de actos, hechos u omisiones a que hacen referencia los artículos 34, 35 y 36 de la Ley del Mercado de Valores..

CAPITULO QUINTO

EJERCICIO SOCIAL E INFORMACIÓN FINANCIERA

ARTICULO CUADRAGÉSIMO PRIMERO. El ejercicio social de la Sociedad coincidirá con el año de calendario. En el caso de que la Sociedad entre en liquidación o sea fusionada, su ejercicio social terminará anticipadamente en la fecha en que entre en liquidación o se fusione.

ARTICULO CUADRAGÉSIMO SEGUNDO. Dentro de los 4 (cuatro) meses siguientes a la clausura de cada ejercicio social, el Consejo de Administración presentará a la Asamblea de Accionistas la siguiente información financiera y cualquier otra que sea necesaria conforme a las disposiciones legales aplicables:

1.- El informe a que se refiere el enunciado general del artículo 172 e la Ley General de Sociedades Mercantiles; y

2.- Los demás informes a que se refiere la fracción IV del Artículo Trigésimo Segundo de estos Estatutos.

CAPITULO SEXTO

UTILIDADES Y PERDIDAS

ARTICULO CUADRAGÉSIMO TERCERO. Las utilidades netas de cada ejercicio social, según los Estados Financieros, una vez deducidas las cantidades necesarias para: (i) hacer los pagos o las provisiones relacionados con los impuestos correspondientes; (ii) las separaciones que resulten obligatorias por imperativo legal, y (iii) en su caso, la amortización de pérdidas de ejercicios anteriores, se aplicarán de la siguiente manera:

1.- Un 5% (cinco por ciento) para constituir, incrementar o en su caso reponer el fondo de reserva legal, hasta que dicho fondo sea igual al veinte por ciento del capital social pagado.

2.- Las cantidades que la asamblea determine para crear o incrementar las reservas generales o especiales.

3.- El monto que la asamblea determine para realizar adquisiciones de acciones propias en apego a lo establecido en la legislación de la materia y estos estatutos sociales.

4.- El remanente se aplicará según lo determine la asamblea de accionistas, incluyendo, en su caso, el pago de dividendos a los accionistas.

ARTICULO CUADRAGÉSIMO CUARTO. Las pérdidas, en su caso, serán reportadas por todos los accionistas, en proporción al número de sus acciones, y hasta por el haber social por ellas representado.

CAPITULO SÉPTIMO

DISOLUCIÓN Y LIQUIDACIÓN

ARTICULO CUADRAGÉSIMO QUINTO. La Sociedad se disolverá en cualquiera de los casos previstos por el artículo 229 de la Ley General de Sociedades Mercantiles.

ARTICULO CUADRAGÉSIMO SEXTO. Disuelta la Sociedad se pondrá en liquidación. La asamblea extraordinaria de accionistas designará uno o más liquidadores quiénes tendrán las facultades que establece la Ley General de Sociedades Mercantiles o que determine la asamblea de accionistas que los designe.

ARTICULO CUADRAGÉSIMO SÉPTIMO. El o los liquidadores practicarán la liquidación con arreglo a las bases que, en su caso, determinare la asamblea y, en su defecto, con arreglo a las siguientes y a las disposiciones del capítulo respectivo de la Ley General de Sociedades Mercantiles:

1.- Conclusión de los negocios de la manera que juzguen más conveniente;

2.- Cobro de los créditos y pago de las deudas de la Sociedad;

3.- Venta de los activos de la Sociedad;

4.- Formulación del balance final de liquidación, y

5.- Distribución del haber social remanente entre todos sus accionistas, en proporción al número de sus acciones y al importe exhibido respecto de cada uno de ellos, una vez aprobado el balance final de liquidación.

Durante la liquidación, las asambleas de accionistas se reunirán en la forma prevista por los presentes estatutos, y el o los liquidadores desempeñarán las funciones equivalentes a las que corresponden al Consejo de Administración durante la vida normal de la Sociedad.

CAPITULO OCTAVO

LEGISLACIÓN APLICABLE Y ARBITRAJE

ARTICULO CUADRAGÉSIMO OCTAVO. En todo lo no previsto expresamente en estos estatutos, regirán las disposiciones de la Ley del Mercado de Valores y en lo no previsto por ésta, aplicará la Ley General de Sociedades Mercantiles, la legislación mercantil y las disposiciones de carácter general expedidas por la Comisión Nacional Bancaria y de Valores.

ARTICULO CUADRAGÉSIMO NOVENO. Todos los conflictos, disputas, diferencias o desacuerdos insuperables que surjan entre dos o más accionistas o entre dos o más grupos de accionistas o entre cualquiera de ellos y la Sociedad, que deriven de los presentes estatutos o que guarden relación con los mismos, serán resueltos definitivamente mediante arbitraje, de acuerdo con el Reglamento de Arbitraje de la Cámara Internacional de Comercio, que se conducirá en la Ciudad de México, D. F., por un tribunal integrado por tres árbitros mexicanos, peritos en derecho. Cada uno de los involucrados designará a un árbitro y el tercero, quien presidirá, será designado por los árbitros designados por las partes involucradas. Si una de las partes no designara al árbitro que le corresponde dentro de los 10 (diez) días hábiles siguientes a la fecha de notificación en que se demande el inicio del procedimiento arbitral por la otra parte, o si los dos árbitros no llegarán a un acuerdo sobre la designación del tercero dentro de los 10 (diez) días hábiles siguientes a su designación, la Cámara Internacional de Comercio hará la designación del árbitro no designado por la parte remisa, o del árbitro tercero, según sea el caso.

El laudo definitivo será inapelable y obligatorio para las partes y podrá ser presentado por cualquiera de ellas ante un tribunal competente de la Ciudad de

México, Distrito Federal para su ejecución, y las partes expresamente se someten a la jurisdicción de dicho tribunal con el único objeto de la ejecución del laudo que se emita conforme a este Artículo.

TRANSITORIOS

ARTICULO PRIMERO. Los presentes estatutos sociales entrarán en vigor el 28  de junio de 2006.

ARTICULO SEGUNDO. Las personas que a la entrada de vigor de estos estatutos que encuentren ocupando los cargos de consejeros suplentes de la Sociedad y miembros suplentes del Comité Ejecutivo, permanecerán en dichos cargos hasta el 28 de junio de 2006.

Exhibit 1(2)

BY-LAWS

FOR INFORMATIONAL PURPOSES ONLY

CHAPTER ONE

NAME, TERM, ADDRESS, PURPOSE AND NATIONALITY

ARTICLE ONE. The Corporate name of the Company is “Desarrolladora Homex”. The corporate name will always be followed by the words “Sociedad Anónima Bursátil de Capital Variable” (Public listed company) or by the abbreviation “S.A.B. de C.V.”, from now onwards the Company or the Corporation

ARTICLE TWO. The duration of the Company will be indefinite.

ARTICLE THREE. The business address of the Company is the City of Culiacán, Sinaloa; which does not prevent the Company from establishing agencies and branches in any other location within the Republic of Mexico or abroad and the Company may establish other conventional domiciles that are appropriate.

ARTICLE FOUR. The Company has the following objectives:

1.               To promote, establish, organize and manage all types of business concerns (companies, corporations and other business ventures).

2.               To acquire and/or sell stock participations companies, either by incorporating such companies or by acquiring existing ones. Likewise, in accordance with provisions set forth by the National Banking and Securities Commission and assuming that the shares of the Company are registered in the National Securities Registry, the Company may purchase its own stock, subject to Article Eight of its by-laws.

3.               To receive from third parties and provide to the companies of which it is a shareholder or partner or to any other third party, guidance or technical consulting services, including the fields of administration, accounting, merchandising or financing.

4.               To obtain, acquire, utilize or dispose of whatever sort of trade mark, copyrights, brand or commercial name, franchise or rights in industrial property in Mexico or abroad.

5.               To obtain any type of financing or loan, with or without a specific guarantee, and grant loans to companies or parties in which the Company has an interest or a business relationship. In this regard, the Company may constitute itself as, bailsman, guarantor or joint borrower.

6.               To grant any type of guarantee and endorsement in respect to obligations or credit instruments, to companies or other persons with which the Company has an interest or with which it keeps a business relationship.

7.               To issue, subscribe, draw, accept and endorse all types of credit instruments with or without a guarantee.

8.               To acquire, rent, manage, sell, mortgage, pledge, lien or dispose of goods, in whatever form, being fix or current assets, as well as rights over them.

9.               To execute any kind of legal agreement and reach and sign  any kind of labor, civil, mercantile or administrative agreement or contract permitted by Mexican law, with  public or private entities, obtaining from these, concessions, permits and authorizations relating directly or indirectly to the Company’s objectives as set forth in its bylaws, including,  any type of services (ie. consulting, supervisory and technical advice) that would be necessary or helpful to the aforementioned goals.

10.         To issue treasury stock in accordance with Article 81 of the Mexican Securities Market Law, in accordance with the provisions set forth in Article Seven of these by-laws.

11.         To establish agencies or representative offices and act as broker, agent, representative, middleman or distributor.

12.         In general, to carry out or perform all types of transactions, contracts and related operations, accessory or complementary that are necessary or helpful for the achievement of the aforementioned objectives.

CHAPTER TWO

EQUITY STRUCTURE AND SHARES

ARTICLE SIX. The equity structure of the Company is variable. The fixed portion of the equity structure has, which cannot be withdrawn, has been set in the amount of Mex$425,443,102.68 (Four hundred and twenty five million, four hundred and forty three thousand, one hundred and two pesos 68/100 National Currency) and is represented by 335,869,550 (three hundred and thirty five million eight hundred and sixty nine thousand, five hundred and fifty) common shares, nominative, without a par value, fully subscribed and paid, with only one series (“One Series”). The variable portion of the equity structure is unlimited and will be represented by common shares, nominative, with no par value. Except for the right of withdrawal of the stock holders of the variable portion of the capital stock, all shares grant the same rights.

The Company may issue shares different from common shares, with limited or restricted voting rights, as well as with other corporate rights restrictions, in which case, such  shares, including the shares referred to in Articles 112 and 113 of the “Ley General de Sociedades Mercantiles,” will not exceed the limit indicated in the article 52 of the Mexican Securities Act.

Issuance of such shares must be approved at a shareholders meeting, as well as the rights entitled to the stock being issued. The shares issued under this paragraph will be of a series different from that of the common shares representing the Company’s stock structure.

The shares without voting rights will not count for quorum purposes in the Shareholders meetings, the limited or restricted voting shares will count for these purposes only at the shareholders meetings where the holders of such shares are entitled to vote.

ARTICLE SEVEN. The Company can issue unsubscribed shares, which will be kept in treasury of the Company to be delivered to the relevant shareholder upon payment and subscription.

Likewise, the Company may issue shares for future public placement, if they are kept in custody by the Company Treasury and provided that the following conditions are accomplished:

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1.               That the shareholders approve at an extraordinary shareholders meeting the maximum capital stock increase and the term and conditions of the new stock issue.

2.               That the stock subscription is made through public offer, registering the issue in the National Securities Registry, following the Mexican Securities Law and related secondary regulations.

3.               That the amount of capital subscribed and paid is made known when the authorized capital represented by the issued non subscribed shares are published.

With regard to the preemptive right to subscribed newly issued shares referred to in article 132 “Ley General de Sociedades Mercantiles,” such right will not apply to shares issued for public placement.

ARTICLE EIGHT. Notwithstanding the provisions of the first paragraph of Article 134 of “Ley General de Sociedades Mercantiles,” the Company may purchase shares of its own stock, in accordance with  article 56 of the Mexican Securities Law.

The shares and the share certificates representing the shares that the Company owns or the unsubscribed shares that are issued but remain in the treasury of the Company, can be placed in the market, without requiring a shareholders meeting or a Board of Directors resolution, despite article 132 of “Ley General de Sociedades Mercantiles”.

While the shares are owned by the Company, they cannot be represented or voted in any shareholders meeting whatsoever, nor may their social or economic rights be exercised.

ARTICLE NINE. The Company will keep a stock registration book, in accordance with Article 128 and 129 of “Ley General de Sociedades Mercantiles” and, if applicable, in accordance with Article 78 of the Mexican Securities Market Act. The stock registration book will be the responsibility of the Board of Directors Secretary, unless the shareholders or the Board of Directors designate a different person to keep said registry. The Company may entrust to other institutions the deposit of the shares, the registry of the shares and the entering of the respective notations in the share registry, in accordance with the article 280, section VII of the Mexican Securities Law.

The Company will consider those who are listed in the share registration books as legitimate shareholders.

If the shares representing the Company’s equity are placed with a securities depositary, the shareholders will be able to certify the ownership of the shares and the right to assist to the shareholders’ meetings, as well to demand their registration in the share registration book, through the certificates granted by the depositary and the list of title-holders of the securities, on terms of Article 290 of the Mexican Securities Market Act.

ARTICLE TEN. The subsidiaries of the Company, or the companies that it controls, should not directly or indirectly invest in Company’s stock.

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ARTICLE ELEVEN. With the exception of share capital increases resulting from a stock placement under Article Eight herein, share capital increases shall only take place prior approval at an ordinary or extraordinary shareholders’ meeting, in accordance with “Ley General de Sociedades Mercantiles,” with the exception of the exemption referred to in Article Eight  and the rules set forth in this Article.

It can be approved to issue new shares to represent an increase the capital stock.

Fix capital increases will take place prior approval by the shareholders at an extraordinary shareholders meeting  in accordance with these by-laws. In such case, an amendment to the relevant section of this by-laws will also be necessary.

Variable capital increases, except for those resulting from the placement of the Company’s own shares in accordance with the provisions of Article Eight, will take place prior approval by the shareholders at an ordinary shareholders meeting  in accordance with these by-laws. The resolution approving such increase as stated in the minutes to the relevant extraordinary shareholders meeting  must be formalized  before a notary public, no need for registering the minutes in the Public Registry of Commerce is needed.

As well as approving the capital increase the shareholders must define the terms and conditions that will apply to such capital increase or delegate such responsibility to the Board of Directors.

Exception made of the shares for future subscription through a public offering described in the article seven of this by laws, the Board of Directors may offer the newly issued shares representing a capital increase for payment subscription, safekeeping the preferential rights listed in Article Twelve.

Capital increases may result from the capitalization of shareholders’ equity accounts as described in Article 116 of “Ley General de Sociedades Mercantiles” or through a cash or in kind contribution to the Company, through the capitalization of liabilities or through any other way permitted by law. In the case of an increase through the capitalization of shareholders’ equity accounts, all shares will have the right to their proportional part of the increase, without the necessity of issuing new shares to represent the increase.

Except for the capital increases that result from stock placement of shares acquired by the Company itself, in accordance with Article Eight of these by-laws, all capital increases shall be registered in the capital variations registry book that the Company shall maintain.

ARTICLE TWELVE. Regarding share capital increases, the shareholders will have preferential rights to subscribe the new shares that are issued or that are put in circulation in order to represent the increase, in proportion to the number of shares that they hold at the time of that the increase is approved in order to maintain their participation and avoid dilution. This right shall be exercised within the term determined at the meeting that approves the increase, which shall be at least 15 (fifteen) days following the date in

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which the relevant notice to all shareholders is published in the official gazette of the corporate address of the Company and in one of the newspapers of largest circulation of said address. The shareholders will not be entitled to exercise the preferential right referred to in this article with respect to (i) shares issued as a result of a merger, (ii) shares issued from the conversion of debentures into shares, (iii) Company’s own shares placement acquired on terms of Article Eight of these by-laws, and (iv) shares issued for subscription through public offer, in accordance with Article Seven of these by-laws.

ARTICLE THIRTEEN. Except for capital decreases resulting from the purchase of its own shares, referred to by Article Eight, capital stock can only be decreased prior approval by the shareholders at an ordinary or extraordinary shareholders meeting, on terms of the provisions contained in this Article. Fixed capital decreases shall be approved by the shareholders at an extraordinary shareholders meeting, in conformity with the by-laws, and according to the rules of this Article. In this case, and according with Article Nine of “Ley General de Sociedades Mercantiles, the by-laws will also need to be amended.

Decreases in the variable portion of the capital stock, except for those resulting from the acquisition of the Company’s own shares as per Article Eight, shall be approved by the shareholders at an ordinary shareholders meeting, in conformity with the bylaws, and with the only formality that the corresponding minutes to that shareholders meeting be formalized before a public notary, but it is not necessary to register the corresponding public deed in the Public Registry of Commerce.

Capital decreases can be performed (i) in order to absorb losses, (ii) to repay shareholders (iii) as the result of an acquisition of its own shares as mentioned in Article Eight of these by-laws, or (iv) in whatever other case, permitted under applicable legislation.

Capital decreases that are performed in order to absorb losses shall be made proportionately among all shares representing the capital stock without the need to cancel any shares, since they do not have a par value.

In the event of capital decreases made to repay shareholders, the repayment shall be pro-rated to all existing shares.

Capital decreases resulting from the acquisition by the Company of its own shares in accordance with Article Eight herein, shall be registered in a registry book that the Company will keep for such effect.

ARTICLE FOURTEEN. The shareholders at an extraordinary shareholders’ meetings may resolve to amortizes shares of the Company with distributable profits, on terms of article 136 of the “Ley General de Sociedades Mercantiles.”  With regard to shares that are listed in a stock exchange, their amortization will be carried out through the acquisition by the Company of its own shares through the relevant stock exchange in which they are listed, subject to the mechanism, prices, terms and conditions determined by the shareholders at the relevant shareholders meeting. The shareholders may instruct

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that the Board of Directors defines the terms and conditions and other mechanisms applicable to the amortization.

The shares and the titles or certificates that represent them will be cancelled upon the amortization of the shares.

ARTICLE FIFTEEN. In the event that the registration of the of the Company’s shares in the Securities Section of the National Securities Registry is cancelled for whatever reason, the Company will have to make a tender public offer to acquire all of its listed shares, in accordance with article 108 of the Mexican Securities Law. Once the offer has been made, the Company must create a trust that will exist for at least, 6 (six) months following the cancellation of the registration of the shares, and to which the Company will contribute the amount required to secure the payment of the purchase price offered pursuant to the tender offer to all shareholders that did not participated in the offer.

The controlling shareholder or group of shareholders of the Company will be jointly responsible with the Company for the compliance of the tender offer stated above.

The tender offer should follow the rules mentioned in  articles 96, 97, 98, sections I and II of the Mexican Securities Law.

Ten business days prior to the offering, and having listened to the opinion provided by the Corporate Governance Committee, the Board of Directors must give its opinion to the public investors through the Stock Exchange with respect to the fairness of the offering price and the conflicts of interest that, every Board Director may have in relation to the mentioned offer. The board’s opinion may be based on a fairness opinion issued by an “Independent Expert” contracted by the Company.

The Company may request to the National Banking and Securities Commission to authorize them, considering the Company’s current and projected financial results, to use a different method for calculating the offering price, prior approval of the Board of Directors and the favorable opinion of the Corporate Governance Committee, containing the rationale for calculating a different  price, which must be supported by  Independent Expert report.

ARTICLE SIXTEEN. The titles or provisional certificates representing the shares of the capital stock of the Company, that may underlie one or more shares, in accordance with Article 125 of “Ley General de Sociedades Mercantiles,” and indicate the series and sub-series corresponding to such underlying shares, as applicable, will contain the language of Article Five of these by-laws and must be signed by two regular members of the Board of Directors.

In the case of shares that are deposited with a securities deposit institution or when such institution receives directly from the Company the corresponding securities resulting from the exercise of corporate rights on behalf of the depositors, the Company may deliver to such institution multiple certificates or one single certificate representing part

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or all of the shares relating to the issuance and deposit. In this case, the titles will be issued with the statement that they are deposited in a securities deposit institution and it is not necessary to mention the name, address or nationality of the title holders. When the Company and the securities deposit institution agree so, these titles may be issued without attached coupons. In this case, the certificates issued by the mentioned institution shall be considered for all legal purposes as coupons, in accord with the Mexican Securities Market Act.

CHAPTER THREE

SHAREHOLDERS MEETINGS

ARTICLE SEVENTEEN. The supreme authority of the Company is the shareholders meeting. The shareholders meetings may be ordinary or extraordinary. Extraordinary shareholders meetings are those called in order to handle any of the issues mentioned in Article 182 of “Ley General de Sociedades Mercantiles,” as well as any of the issues mentioned in Article Twenty-Two, clause B of these by-laws. Ordinary shareholders meetings will be those called to deal with issues mentioned in Article 181 of “Ley General de Sociedades Mercantiles” and to discuss any other matter not reserved to extraordinary meetings.

ARTICLE EIGHTEEN. The Board of Directors, its Chairman, the Audit Committee or the Corporate Governance Committee may call for a shareholders meeting. Any shareholder or group of shareholders representing at least 10% of the voting shares, including limited voting shares, of the Company’s capital stock may request to the Chairman of the Board, the Audit or the Corporate Governance Committees, to call for a general a shareholders’ meeting, in accordance with Article 184 of “Ley General de Sociedades Mercantiles.”

Any shareholder will have the same right in any of the cases referred to in Article 185 of the “Ley General de Sociedades Mercantiles.” If a meeting is not called within 15 (fifteen) days following the date of the request, a Civil or District Judge of the Company’s address will call a meeting upon the request of any interested shareholder, who for that purpose will have to credit to be a legal shareholder of the Company.

The call for an Ordinary or Extraordinary shareholders meeting shall be published in an official gazette in the Company’s corporate address or in one of the newspapers of largest circulation nationwide, at least 15 (fifteen) days prior to the date scheduled for the meeting to be held. The call for the meeting should contain the agenda and be signed by the person calling such meeting.

From the date in which the call for the shareholders’ meeting is published, the information and documents related to each of the items on the agenda for the meeting will be made available free of charge, to all the shareholders, at the offices of the Company.

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Only the items included in the agenda published in the call for the relevant shareholders meeting may be discussed at such meeting, no additional items may be discussed.

In conformity with the second paragraph of Article 178 of the Ley General de Sociedades Mercantiles,” resolutions adopted unanimously by all of the shareholders of the Company outside a meeting, will be legally binding and have the same effectiveness as if they had been taken at a shareholders meeting, provided that the shareholders confirm such resolutions in writing.

ARTICLE NINETEEN. Only the persons who are registered as shareholders in the Shareholder Registry, as well as those that evidence their capacity as shareholders by presenting the certificates issued by S.D. Indeval, S.A. de C.V., Securities Deposit Institution, completed with the list of depositors issued by such institution, will have the right to attend or to be represented at any shareholders’ meeting, on terms of the Mexican Securities Market Act.

Shareholders may be represented at a shareholders’ meeting by a person or persons that are designated and empowered by them, following the Company’s guidelines and the rules mentioned in Article 49, section III of the Mexican Securities Market Act, which will become available through the Company or the Mexican stock market agents, at least fifteen (15) days prior to the date of the respective meeting.

The Secretary of the Board of Directors is compelled to fulfill the observance of the requirements of the previous paragraph, and inform the shareholders meeting of such, mentioning such issue in the corresponding minute.

The members of the Board of Directors and relevant officers of the Company will not represent any shareholder in the Company’ shareholders meetings.

ARTICLE TWENTY. The minutes of the shareholders’ meetings will be transcribed by the Secretary into a book specified for this purpose and will be signed by the Chairman, the Secretary and the tellers appointed at each such meeting.

ARTICLE TWENTY-ONE. The meetings will be presided by the Chairman of the Board of Directors and in his/her absence, by the person who the shareholders designate by majority vote.

The Secretary of the Board of Directors will act as secretary of the shareholders meetings and, in his/her absence, by the person designated by the shareholders at the meeting. The Chairman will name two tellers among the shareholders, representatives of shareholders or guests who attend the meeting, in order to count the shares represented and determine if the quorum has been reached and, in that case, to count the votes made.

ARTICLE TWENTY-TWO. A. The ordinary shareholders meetings will be held at least once a year within the 4 (four) months following the end of each fiscal year, and when

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called to discuss any matter under its competence. Apart from the other items included in the minutes, the general shareholder ordinary meetings should discuss the following:

1.                                       To discuss, approve, modify or resolve the following matters:

a.               The Board of Directors’ financial situation report, including other accounting documents related to the issue, the Audit Committee report, as established by Article 172 of the “Ley General de Sociedades Mercantiles.”

b.              The Audit Committee activities report and if applicable the Corporate Governance Committee report.

c.               The Chief Executive Officer report  and the Board of Directors opinion.

d.              The Board of Directors report regarding the transactions and activities in which it has participated.

2.                                       To determine the allocation of profits, if applicable.

3.                                       To name members of the Board of Directors and the Secretary.

4.                                       To name the members of the Executive Committee and the Chairman of each of the Audit Committee and the Corporate Governance Committee.

5.                                       To determine the compensation of the members of the Board of Directors.

6.                                       If applicable, to designate a maximum amount of resources that can be applied by the Company to acquire its own stock.

7.                                       To review and, if applicable, approve the operations that the Company, or companies controlled by it, pretend to make during the year, when these operations represent twenty percent or more of the assets of the Company, based in the financial information related to the close of the last quarter, either simultaneously or successive, if for its characteristics may be considered as one single operation.

B.             In addition to the items contained in article 182 of “Ley General de Sociedades Mercantiles,” the following are reserved for extraordinary meetings:

1.               Dissolution of the Company;

2.               To issue shares different from Common shares;

3.               Cancellation of registration of the shares of the Company in the Securities section of the National Securities Registry or delisting from any national or international stock exchange where the shares are traded , except for quoting systems and other markets that are not organized as stock exchanges; and

4.               Any other item for which the Law or these by-laws require a special quorum.

ARTICLE TWENTY-THREE. In order for an ordinary shareholders meeting to be considered legally installed when convened for the first time, more than half of share capital should be present, and the resolutions will be valid when approved by the majority of the shares represented. In the case of a second or subsequent meeting, the Ordinary Shareholder Meetings will be consider to be validly installed whatever the number of shares present at such meeting, and the resolutions made will be valid when adopted by the majority of shares represented at the meeting.

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ARTICLE TWENTY-FOUR. In order for an extraordinary shareholders meeting to be considered legally installed when convened for the first time, at least three-fourths of share capital shall be present, and in order for the resolutions to be valid, more than half of share capital must approve them. In the case of Extraordinary Shareholder’s meetings held by second or subsequent calls, they shall be considered leally installed if at least fifty-one percent of the shares in which share capital is divided is present, and their resolutions will be valid if adopted by more than half of share capital.

The favorable vote of 95% (ninety-five percent) of share capital, with or without voting rights, is required in order to resolve or request to the National Banking and Securities Commission the delisting of the Company in the National Securities Registry, in accordance with article 108, section II of the Mexican Securities Act.

ARTICLE TWENTY-FIVE. Any shareholder or group of shareholders holding voting of rights, even limited or restricted, representing at least 10% (ten percent) of the share capital, may request to postpone, for three days and without the need of a new call, the voting of whatever item of which they do not consider themselves to be sufficiently informed. This right can only be exercised once per matter.

Any shareholder or group of shareholders with voting rights, even limited or restricted, representing at least 20% (twenty percent) of share capital, may judicially oppose resolutions taken at general meetings at which they were entitled to vote, provided that they meet the relevant law requirements, except the percentage, set forth in Article 201 of “Ley General de Sociedades Mercantiles,” Article 202 being equally applicable.

The shareholders that, solely or in group, represent at least 5% (five percent) of share capital, may directly execute the civil action against the Company described in the article 38 of the Mexican Securities Act.

ARTICLE TWENTY-SIX. The Shareholders may enter into agreements among them, in accordance with articles 16, section VI, and 49, section IV of the Mexican Securities Act, which must be notified to the Company within the next 5 (five) days from the date they are reached, in order to be published through the Stock exchanges of the places where the stock of the Company is listed.

CHAPTER FOUR

ADMINISTRATION AND SURVEILLANCE OF THE COMPANY

ARTICLE TWENTY-SEVEN. The administration of the Company will be entrusted to the Board of Directors and a Chief Executive Officer, in their respective area of competence.

The Board of Directors will be composed of at least 5 (five) and at most 21 (twenty one) members, of which at least 25% (twenty-five percent) must be independent, as

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determined at the relevant shareholders’ meeting, as per Article 24 of the Mexican Securities Market Act. The Directors will be designated in the following form:

1.                                       All shareholders or groups of shareholders that represent at least 10% (ten percent) of the capital shares with voting rights, even limited or restricted, will have the right to appoint one director, by resolution at an ordinary meeting held for such effect.

2.                                       The designation or election of the rest of the members of the Board of Directors will be made at an ordinary shareholders’ meeting, by a favorable vote of the majority of the holders of the shares of capital stock with voting rights that are present at the corresponding meeting.

ARTICLE TWENTY-EIGHT. The members of the Board of Directors may or may not be shareholders; the term of the appointment will be that determined upon there designation, but they will continue to hold their charge until the person designated to substitute them takes over or, otherwise, for a up to 30 days following the termination their appointment or the date of their resignation; they may be reelected and will receive payment, the amount of which will be determined by the shareholders at an ordinary shareholders’ meeting.

Any person who has acted as Independent Auditor of the Company, or partner of the firm of external auditors of the Company, or any of the companies of the group to which such firm belongs, during the immediate past 12 months before his/her appointment, is barred from becoming a Director.

The independent Directors must be selected based on their experience, capabilities and professional reputation, and upon consideration that  they will be able to exercise their charge free of any possible conflicts of interests or influenced by personal, economic or patrimonial interests. The people referred to in sections I to V of the article 26 of the Mexican Securities Market Law will not qualify as independent directors.

At the General Shareholders meeting where the members of the board of directors are designated or reelected or, if applicable, the one where such designations or reelections are notified, the shareholders will evaluate the independence of the directors, according to the standards provided to that effect by the Mexican Securities Market Law.

The independent directors that loose this quality during the term of their appointment, must notify this to the board of directors at the latest during the next meeting of the board.

In the event of an unexpected vacancy in the board of directors, the board of directors may designate one or more substitute directors to cover such vacancy, without the approval of the shareholders meeting. However, the shareholders must ratify such appointments or designate substitute directors in the next shareholders meeting held following the mentioned designation.

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ARTICLE TWENTY-NINE. If the shareholders meeting expressly omits to designate the Chairman and Secretary of the Board, the Board of Directors, in its first session immediately following the shareholders’ meeting in which its members were appointed,  will proceed to appoint from among its members the Chairman, and the Secretary, provided that the Secretary (and his/her substitute) will not be a member of the Board of Directors. The Board of Directors will also designate the persons that will occupy other positions within the board.

The meetings of the Board of Directors will be presided by the Chairman of the Board of Directors and, in his/her absence, by one of the members appointed by the majority of the board present at such meeting, who will fulfill and execute the agreements of the shareholders’ meetings and of the Board of Directors without the need of a special resolution, independent from the board of directors’ responsibility to oversee that the resolutions from the shareholders meetings are complied with, which responsibility may be delegated to the Audit Committee.

The members of the board shall comply with the diligence and loyalty duties as contained in the Mexican Securities Market Law, being responsible for damages caused to the Company as a result of acts carried out in breach of the mentioned duties.

The members of the Board of Directors will be equally responsible for the resolutions that are adopted on terms of  Article Thirty-Two, section III, section b) and c) of these by-laws, except in the case that is specified in Article 159 of “Ley General de Sociedades Mercantiles.”

The members and, if applicable, the Secretary of the Board of Directors, who have conflict of interest with any matter, shall abstain of participating and assisting in the relevant discussion and voting on any such matter, without affecting the required quorum for the installation of the mentioned board.

The directors will bear responsibility for the decisions taken by their predecessors and the  irregularities incurred by these if, knowing them, they do not report them in writing to the Audit Committee and the independent auditor. In addition, such directors will be obliged to inform to the Audit Committee and the independent auditor about every irregularity that, during the exercise of their duties, had been known by them  and are related to the Company or company under its control, or it has any significant influence.

Any harm caused to the Company due to actions or omissions by the members of the Board can be prosecuted in accordance with articles 38, 39 and 40 of the Mexican Securities Market Law.

The Board of Directors should meet at least four times during the year.

Likewise, the Board of Directors shall meet at least once every fiscal year in a special meeting attended only by those members who are not officers of the Company and which

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officers of the Company may not attend. Additionally, such special meetings of the Board of Directors may be held at any time that the board deems there is a fair reason.

Copies or evidence of the minutes of the meetings of the Board of Directors and of the shareholders meetings, as well as the entries in the books and corporate registries and of whatever document in the archive of the Company may be authorized and certified by the Secretary of the Board of Directors or his/her substitute, who will be permanently delegated to meet with the notary public of his/her choice to formalize the minutes of the meetings of the Board of Directors and of the shareholders meetings, as well as to grant powers of attorney as agreed by the Board. Likewise, the Secretary of the Board of Directors or his/her substitute is responsible for the wording and deposit in the respective books the minutes of the meetings of the Board of Directors, of the Executive Committee to which Article Thirty-Three refers and of the Audit Committee to which Article Thirty-Four refers, and in a similar manner, dispatch certified copies of the designation, signatures and duties of the officers of the Company.

ARTICLE THIRTY. The calls for the Board of Directors meetings shall be posted, faxed or sent by courier to the members of the Board of Directors to his/her home at least 5 (five) days prior to the date of the session, giving proof of receipt of the respective call. Said call shall contain the minutes for the meeting and indicate the place, date and time of the meeting.

The Chairman of the Board of Directors or at least 25% (twenty-five percent) of the directors, have the power to call a  Board of Directors session.

The Board of Directors meetings minutes will be authorized by whoever acts as  Chairman and Secretary of the corresponding session and will be registered in a specific book for said effects.

Resolutions may be adopted outside a  Board of Directors session by unanimity of the members or their respective substitutes, and said resolutions will have legal effect and be valid as if they had been adopted at  of the Board of Directors session, given that they are confirmed in writing. The confirmation document shall be sent to the Secretary of Board, who will transcribe the respective resolutions in a book of  minutes and will indicate that said resolutions were adopted in conformity with these by-laws.

ARTICLE THIRTY-ONE. In order for the Board of Directors meetings to be valid, the attendance of the majority of its members is required and the resolutions will be valid when the majority of the members present vote in favor; in the event of a tie, the Chairman of the Board of Directors will have the tie-breaking vote.

The Chairman of the Board of Directors, if, not an officer of the Company will chair the special meetings of the Board of Directors related to Article Twenty Nine of these By-laws, if, the Chairman is an officer of the Company a Director will be elected to chair that special meeting.. The special meetings of the Board of Directors shall be subject to the applicable provisions of these By-laws.

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The meetings will be held at the address of the Company or in whatever other place the Board of Directors designates.

ARTICLE THIRTY-TWO. The Board of Directors will have the following duties and obligations:

1.                                       To establish the general strategies for the Company and the companies under its control.

2.                                       To supervise the management and guidance of the Company and the companies under its control, considering the relevance that these have in the financial, administrative and legal condition of the Company, as well as  the performance of key officers.

3.                                       To approve, once heard the opinion of the competent committee:

a.               The policies and guidelines for the management of the assets property of the Company and the companies under its control.

b.              The transactions, each one individually, with related parties that the Company, or the companies under its control, pretends to celebrate. The following transactions will not require an approval from the Board of Directors, as long as they follow the policies and guidelines that the board has established:

i.      Transactions that due to the amount involved are not relevant for the wellbeing of the Company.

ii.   Transactions that are celebrated between the Company and the companies under its control, or with the ones under its influence as long as:

1.               There are in the ordinary course of business.

2.               There are considered performed under equal market conditions, or supported in valuations done by independent specialized agents.

iii.    The Transactions celebrated with employees, as long as the conditions are equal respect of any client or as result of working benefits generally offered.

c.               Transactions executed, simultaneously or successively, that due to their characteristics might be considered as a sole transaction and that are pursued by the Company or the companies under its control, during the fiscal  year, when these are unusual or not recurrent, or if its amount represents, in accordance with the financial information of the last quarter, any of the following cases:

i.      The acquisition or sale of goods equal or superior to the five percent of the consolidated assets of the Company.

ii.   The granting  of guaranties or new liabilities for an amount equal or superior to the five percent of the consolidated assets of the Company.

d.              The appointment, election or, if applicable, dismissal of the Chief Executive Officer and his compensation, following the Company’s

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compensation policies as well as the appointment and compensation of key officers.

e.               Policies for the granting of any type of credits or guaranties to related parties.

f.                 Authorizations for a director, relevant officer or person with decision power to take advantage of business opportunities for his own or in favor of third parties, which are part of the normal course of  business of the Company or companies under its control or companies under its influence. The authorizations for transactions when the amount is less that the specified in the subsection section c) of this Article, can be assumed by the Audit Committee or the Corporate Governance Committee, depending on each specific case.

g.              The Company’s guidelines regarding the internal control and internal audit procedures as well of those concerning companies under its control.

h.              The Company’s accounting policies  in accordance to  GAAP

i.                  The Company’s Financial Statements.

j.                  The hiring of the firm in charge of the independent auditing services and, if applicable, the additional or complementary audit services.

If the resolutions of the board of directors do not match with the opinions furnished by a Committee, this Committee will instruct the Chief Executive Officer to reveal this circumstance to the public investors, through the stock exchange where the Company’s stock is listed.

4.                                       To present to the fiscal year closing general shareholder meeting

a.               The Audit Committee and the Corporate Governance Committee annual reports, if applicable.

b.              The Chief Executive Officer annual report , with the independent auditor report attached.

c.               The Board of Directors opinion regarding the Chief Executive Officer report contained in the previous section.

d.              The report mentioned in the article 172, section b) of “Ley General de Sociedades Mercantiles,” that shall contain the main policies and accountable criteria and information followed in the preparation of the financial information.

e.               The report regarding the transactions and activities performed under the Mexican Securities Market Act.

5.                                       To asses risks that the Company and the corporations under its control may face, identified by the  information presented by the Committees, the Chief Executive Officer, the independent auditor and the overall back up of the Company, the above could be undertaken by  the Audit Committee.

6.                                       To approve the information and communication policies regarding the information flow addressed to Directors, key officers, the market and the Company’s shareholders.

7.                                       To determine actions to fix any irregularity that the Board is aware of and implement related corrective measures.

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8.                                       To establish terms and conditions that the Chief Executive Officer will follow in exercising his powers of attorney, specifically those concerning the sale of assets or the disposal of financial resources or the contracting of credits or the acceptance of liens..

9.                                       Instruct the Chief Executive Officer to reveal all relevant events of the Company  to the public.

ARTICLE THIRTY-THREE. The Board of Directors is the legal representative of the Company and will be legally empowered to better perform its duties and obligations:

1.                                       To bring lawsuits and realize collections, which is conferred without limitation and in conformity with the first paragraph of the article two thousand five hundred and four of the Civil Code of the Federal District and the related parts of the Civil Code of all the States of the Republic of Mexico; the Board of Directors is authorized but not limited, to: end the legal action, even though it is a habeas corpus suit (juicio de amparo); compromise; submit to arbitration; articulate positions; relinquish goods; make appeals; receive payment; and execute all kinds of acts expressly determined by law, while representing the Company before judicial and administrative, criminal, civil or other kinds of authorities, as plaintiff or co-plaintiff to the Attorney General in criminal proceedings, before authorities and tribunals of labor and before the Secretary of Foreign Affairs in order to celebrate agreements with the Federal Government.

2.                                       To perform administrative deeds, in accordance with the second paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and correlating articles of the Civil Codes of all States of the Mexican Republic.

3.                                       To perform  possession deeds in terms of the third paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and correlating articles of the Civil Codes of all States of the Mexican Republic.

4.                                       To designate and remove the CEO, and the general or special managers and other officers, representatives, agents and employees of the Company, outlining their job descriptions and establishing their compensation packages.

5.                                       To purchase and sell stock and participations in other companies, in accord with these by-laws.

6.                                       To issue, subscribe, endorse and negotiate all kinds of credit instruments on behalf of the Company and to designate persons who may  perform said acts, following  Article Nine of the General Law of Titles and Operations of Credit.

7.                                       To open and cancel bank accounts on behalf of the Company and authorize and designate the officers in charge of its management.

8.                                       To call ordinary, extraordinary or special shareholders meetings in accordance with these bylaws.

9.                                       To outline the Company’s working rules.

10.                                 To name and remove the Company’s external auditors.

11.                                 To establish Company’s branches and agencies in any part of the Mexican Republic or abroad.

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12.                                 To decide how to vote shares that are held by the Company in the extraordinary or ordinary shareholders meetings of the companies of which it is the majority shareholder. This duty is non-delegable, though they may designate individuals to cast the vote in the form decided by the Board of Directors.

13.                                 To confer general or special powers and delegate any of the responsibilities previously mentioned, except those that relate to the exercise of tasks exclusive to the Board of Directors by Law or in these Bylaws, always reserving for itself the revocation of the powers granted to the Board itself.

14.                                 To perform  all types of acts authorized by these bylaws or that are the consequence of the same, including the issuance of all kinds of required opinions in accord with the Mexican Securities Market Act and the provisions set forth by the National Banking and Securities Commission.

15.                                 To designate the person or persons responsible for the acquisition and placement of the Company’s own stock as discussed under Article Eight of these bylaws.

16.                                 The power to establish the Committee or Committees concerning corporate governance and Auditing that are mentioned in the Clauses Thirty-Six and Thirty-Seven, to outline their responsibilities, to determine the composition and designate its members and create the governing rules of said bodies.

17.                                 To establish other committees that the Board of Directors may deem necessary for the development of the operations of the Company, to outline their scope and responsibilities. to determine the composition and designate its members and create the governing rules of said bodies.

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ARTICLE THIRTY-FOUR. The Company may have an Executive Committee that will be formed by members of the Board of Directors or their alternates designated by a Shareholders Ordinary Meeting. At least 25% (twenty-five percent) of the members of the Executive Committee shall be Independent directors. An Ordinary Meeting shall designate a substitute for each member of the Committee. The members of the Executive Committee will hold their position for one year, unless they are relieved of their position by an ordinary shareholders’ meeting, but in all cases will continue in their post until the person designated to take over their position does so; they may be reelected and receive remunerations that the ordinary shareholders’ meeting determines.

The Executive Committee will meet when called by the Secretary of the Board of Directors or his/her substitute, the Chairman or any two of its own members, with at least 5 (five) days of anticipation. The call should be sent by mail, telegram, fax, messenger or whatever other method assures that the Committee members receive the call 5 (five) days prior to the date of the session. The call shall be signed by the Company’s Secretary of the Board of Directors or his/her substitute, which hold said position within the Executive Committee.

To ensure that the  Executive Committee meetings are valid, it is necessary for at least the majority of its members to be present. The resolutions of the Executive Committee should be approved by the favorable vote of the majority of its members.

Resolutions taken outside a meeting of the Executive Committee, by the unanimous vote of all of its members, will have legal effect and the same validity as if they had been adopted at  Committee meeting, as long as they are confirmed in writing. The resolutions adopted in accord with this paragraph should be written in a special book as stated in  the last paragraph of this article.

The Executive Committee will have the duties and obligations that the Board of Directors determined in accordance with points 1, 2, 3, 4, 5, 6, 8, and 12 of Article Thirty-Three herein, duties which may be increased or limited at any time by an ordinary shareholders’ meeting, without amending these by-laws.

The Executive Committee will not perform activities that are reserved exclusively and are not delegable by law or these by-laws to the shareholders’ meeting or to the Board of Directors. The Executive Committee may not delegate any combination of its duties to another person, but may designate the persons that should execute resolutions. If they do not designate a person, the Chairman or Secretary may execute the resolutions of the Committee.

The Executive Committee shall timely inform, through the Chairman or the Secretary  to the Board of Directors at least once a year, on the resolutions taken or on issues of importance for the Company. For each meeting of the Executive Committee minutes will be worded and transcribed into a special book, which will list attendance of the members of the Committee and resolutions adopted; it should be signed by those acting as Chairman and Secretary.

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ARTICLE THIRTY-FIVE. To monitor and supervise the Company’s management, conduction and execution of  business  and the companies under its control, the Company will have an Audit Committee, which will be comprised a minimum of three members, who will be exclusively independent directors, appointed by the board of directors, out of a proposal made by the Chairman of the Board, as stated in Article 25 of the Mexican Securities Market Act. The Chairman of the Audit Committee will be appointed by the general shareholders meeting.

The Audit Committee will have, among others, the following duties:

1.                                       To give its opinion to the Board of directors, regarding the matters of its competence.

2.                                       To supervise the independent auditor of the Company and evaluate its performance, as well as analyze reports or opinions presented by the independent auditor. In this regard, the audit committee shall meet, at least, once a year, or when the members decide so. The committee will make recommendations in respect to the selection and conditions to hire the independent auditor.

3.                                       To discuss the financial statements of the Company with the officers who are responsible of furnish and revise them, as per with the independent auditor. In this regard, the committee shall recommend or  not its approval to the board of directors.

4.                                       To verify the internal control and internal auditing procedures of the Company, and companies under its control, informing to the board if directors about their status, as well as any irregularity may have aroused in these departments.

5.                                       To provide an opinion on the content of the Chief Executive Officer’s report specified in the article 28, section IV, section c) of the Mexican Securities Market Act, following the guidelines that, for this matter, the same law states.

6.                                       To supervise the operations mentioned in the articles Twenty-two, section A.7 and Thirty Two, section III of these by-laws are, looking after management faithful compliance of current law.

7.                                       To request the opinion of independent experts for the cases that deserve it, or for the ones where is required under law.

8.                                       To request from Company’s key officers and employees  any information, concerning Company’s  accounting, internal control and internal audit, as well as equivalent information from those companies under its control.

9.                                       To investigate possible lack of compliance of Company’s and its controlled companies operations guidelines and procedures, internal control systems, internal audit and accounting, based on validation  of documents, registry entries  and other evidence, in the level and extension needed to execute this supervision.

10.                                 To inform to the Board of Directors any relevant irregularity detected regarding the exercise of the Board function and, if applicable, the corrective actions adopted or proposed.

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11.                                 To supervise that Chief Executive Officer implements the resolutions of the shareholders meeting and the Board of Directors in the terms agreed by these bodies.

12.                                 To call for shareholders meetings and request the insertion of the matters that consider convenient in the meeting agenda.

13.                                 Anything else required by laws, provisions and general rules that are applicable to the Company.

The Audit Committee will meet at the request of the Secretary of the Board of Directors or his/her substitute, the Chairman or any of its members, with at least 5 (five) days of anticipation. The call shall be sent by mail, telegram, fax, courier or whichever other method assures that the members of the Committee receive it at least 5 (five) days prior to the date of the meeting. The summons shall be signed by the Secretary of the Board of Directors or his/her substitute, which has the same capacity within the Audit Committee.

In order for the Audit Committee meetings to be valid, the attendance of at least the majority of its members will be necessary. The resolutions of the Audit Committee shall be approved by a favorable vote of the majority of its members.

Resolutions taken outside an Audit Committee session, by the unanimous vote of its members, will have legal effect and the same validity as if they had been adopted at a Committee meeting , given that they are produced in writing. The resolutions adopted in accord with this paragraph should be recorded in a special book to which the last paragraph of this Article refers.

The Audit Committee shall not realize activities which are exclusively reserved and non-delegable by law or by these by-laws to the shareholders’ meetings or to the Board of Directors. The Audit Committee may not delegate its duties to any person, but may designate the persons that may execute its resolutions. In the event that they fail to designate the person to carry out the resolutions, the Chairman or Secretary may execute the resolutions of the Committee.

The Audit Committee shall timely inform the resolutions it has taken and those important events of its knowledge through its Chairman or Secretary to the Board of Directors at least once a. The Audit Committee minutes  will be transcribed into a special book; in which the attendance of the members of the Committee and resolutions adopted will be recorded; it should be signed by those acting as Chairman and Secretary.

ARTICLE THIRTY-SIX. The functions and activities related to corporate governance described hereinafter will be undertaken by the Board of Directors or a supervision committee or a committee constituted by general shareholders meeting for this effect that, if created, will be named Corporate Governance Committee. If applicable, the corporate governance committee will be formed exclusively by independent directors and will have minimum of three members, which will be appointed by the Board of Directors, in accordance with article 25 of the Mexican Securities Market Law. The chairman of the committee will be appointed at  a general shareholders meeting.

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In accordance with the article 43 of the Mexican Securities Market Law, the corporate governance committee will have the following powers:

1.               To give an opinion to the Board of Directors about the matters of its competence.

2.               To request the opinion of independent auditors in the cases that are deemed convenient, for the adequate performance of its functions or when the law or by-laws require it.

3.               To call for a shareholders meeting and request the insertion of the matters that consider convenient in the meeting agenda.

4.               Anything else required by laws, provisions and general rules that are applicable to the Company.

Once a Year, the corporate governance committee will produce an activities report which will include, at least:

1.               The observations regarding  the performance of  Company’s key officers.

2.               The operations with related parties, during the year of discussion, detailing the characteristics of the relevant transactions.

3.               The Compensation plans or integral remunerations of the Chief Executive Officer and other key officers.

4.               The authorizations granted by the Board of Directors, in accordance to the article thirty two, section III, section f) of these by-laws.

5.               Other issues that the committee may consider pertinent.

ARTICLE THIRTY-SEVEN. The administration, conduction and execution of the Company’s business  shall be entrusted to a Chief Executive Officer, who shall be designated by the Board of Directors, and will act according to strategies, policies and guidelines provided by the Board of Directors.

The Chief Executive Officer will:

1.               Propose to the Board of Directors the Company’s and controlled companies business strategies

2.               To fulfill  the shareholders meetings  and Board of Directors resolutions.

3.               To prepare and furnish an annual report for the board of directors, as mentioned  in  article 172 of “Ley General de Sociedades Mercantiles” exception made of section b) and last paragraph of the mentioned article.

4.               To subscribe all Company’s relevant information, being his responsibility to make it public, as well as  the events that are subject of disclosure, in accordance with the Mexican Securities Market Law.

5.               To set up the Company’s  and controlled companies guidelines and establish the mechanism and systems of internal control and make sure the existence and up keeping of the Accounting, control, registry and archiving systems.

6.               To exercise corrective and responsibility actions that may proceed.

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7.               For the exercise of its functions, the Chief Executive Officer will have broad powers to represent the Company in acts of management, legal suits and collections, including special powers that, in accordance with the applicable law, would require special clause, in addition to other powers granted by the Board of Directors or the Executive Committee.

8.               Anything else required by laws, provisions and general rules that are applicable to the Company.

The Chief Executive Officer may be a shareholder or not, or even member of the Board of directors, and will remain on duty as long as the Board wishes.

For the fulfillment of his duties, and compliance of his obligations, the Chief Executive Officer can rely in key officers appointed for his assistance, or in any other employee of the Company.

ARTICLE THIRTY-EIGHT. The supervision of the management, guidance and execution of the business of the Company and it subsidiaries and the companies under its control will be entrusted to the Board of Directors, the Corporate Governance Committee, if applicable, and  the independent auditor of the Company, each under its respective area of competence.

The independent auditor will be empowered to  request financial information that legally is entitled to receive, in order to exercise its functions. It can be called to the Board of Directors meetings and to the Executive Committee and the Corporate Governance Committee, as guest without voting rights, having to abstain to participate when an issue mentioned in the minutes involves a conflict of interest or may jeopardize its independence.

ARTICLE THIRTY-NINE. Neither the Board of Directors members, the  Committees members, the Secretaries or the Chief Executive Officer or key officers, will have the obligation to give a guarantee that ensures the fulfillment of their responsibilities , except for when the shareholders’ meeting has established such an obligation.

ARTICLE FORTY. The Company is obliged to indemnify and hold harmless the Board of Directors members, the Executive Committee members, the Audit Committee members, in relation to the legal fulfillment of his/her position, against any complaint, lawsuit, proceeding or investigation that is initiated in Mexico or in any of the countries where the Company is listed, where shares of the Company are traded, where other securities based in said shares are issued or where other securities with a fixed or variable return are issued by the Company, including payment of whatever damage or prejudice that may have been caused ,keeping in mind that when convenient,  a compromise may be reached in order to settle the issue and avoid further expenses. The Company will cover the total fees  expenses of the attorneys and other advisors  hired to protect the interests of these persons in the mentioned positions. The Board of Directors is the organ with the capability to determine whether it is proper to hire the services of attorneys or other advisors apart from those that are advising the Company, except when for the stated

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responsibilities, are result from actions of recklessness (dolo) or bad faith or consequence of acts, facts or omissions that are referred in the articles 34, 35 and 36 of the Mexican Securities Market Act.

CHAPTER FIVE

FISCAL YEAR AND FINANCIAL INFORMATION

ARTICLE FORTY ONE. The fiscal year of the Company coincides with the calendar year. In the case that the Company enters bankruptcy or merges, its fiscal year will end as of the date upon which it enters bankruptcy or merges.

ARTICLE FORTY-TWO. Within  4 (four) months after the end of each fiscal year, the Board of Directors will present to the shareholders meeting the following financial information and whatever other information might be necessary, in accordance with applicable legal provisions:

1.                                       The report stated in article 172 of “Ley General de Sociedades Mercantiles” and

2.                                       The other reports contained in the section IV of the article THIRTY TWO of these by-laws.

CHAPTER SIX

PROFIT AND LOSS

ARTICLE FORTY-THREE. The net profits of each fiscal year, according to the Financial Statements, prior the deduction of the required amounts to cover: (i) Tax payments; (ii) set aside mandatory reserves, and (iii) if applicable, amortize the losses of previous fiscal years, shall be applied in the following manner:

1.                                       5% (five percent) in order to set up or replace the legal reserve fund, until such fund is equal to twenty percent of paid capital stock of the Company.

2.                                       The amounts that the meeting determines in order to create or increase the general or special reserves.

3.                                       The amount that the meeting determines in order to purchase its own shares, as per what is established through legislation and these bylaws.

4.                                       The remainder will be applied according to resolutions of the shareholders meeting including, if applicable, the payment of dividends to the shareholders.

ARTICLE FORTY-FOUR. Losses, if  any, will be recognized by all shareholders, in proportion to the number of shares they hold in the Company during the corresponding fiscal year.

CHAPTER SEVEN

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DISSOLUTION AND LIQUIDATION

ARTICLE FORTY-FIVE. The Company will dissolve upon the occurrence of any of the events set forth in Article 229 of the “Ley General de Sociedades Mercantiles.”

ARTICLE FORTY-SIX. Once dissolved, the Company will go into liquidation. An extraordinary shareholders’ meeting will designate one or more liquidators who will have the duties and powers provided for such purpose by the “Ley General de Sociedades Mercantiles” or those that the shareholders’ specifically grants them.

ARTICLE FORTY-SEVEN. The liquidator(s) will carry out the liquidation of the Company in accordance  with a Shareholders’ instructions, or if the shareholders fail to provide such instructions, in accordance with with the “Ley General de Sociedades Mercantiles”:

1.                                       To unwind and terminate ongoing business in the manner they determine most appropriate;

2.                                       To collect debts and pay creditors;

3.                                       To sell the Company’s assets ;

4.                                       To prepare the final liquidation balance sheet, and

5.                                       To distribute the remaining assets among shareholders, in proportion to the number of shares held, once the final liquidation balance is approved.

During the liquidation, the shareholders meetings will meet in the form previously set out in the current by-laws, and the liquidator(s) will carry out functions equivalent to those that the Board of Directors is authorized to carry out during the course of business of the Company, and the Statutory Auditors will continue to carry out their functions in respect to the liquidator(s) as if the liquidators were the Board of Directors.

CHAPTER EIGHT

APPLICABLE LEGISLATION AND ARBITRAGE

ARTICLE FORTY-EIGHT. In regard to everything that is not expressly stated in these by-laws, the provisions of “Ley General de Sociedades Mercantiles”, the Mexican Securities Market Act, the provisions set forward by the National Banking and Securities Commission and other applicable legislation in the United Mexican States shall govern.

ARTICLE FORTY-NINE. All conflicts, disputes, differences or irreconcilable disagreements that arise among two or more shareholders or among two or more groups of shareholders or between any shareholder and the Company, that arises from the present by-laws or that is related to them, shall be resolved through arbitration, in accord with the Arbitration Rules of the International Chamber of Commerce, and will take place in Mexico, D.F., by a group of three Mexican arbitrators, experts in law. Each one of the involved parties will designate an arbitrator and the third will be designated by the party arbitrators. If one of the parties does not designate an arbitrator within 10 (ten)

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days following the date of notification of the beginning of the arbitral proceeding, or if the two arbitrators cannot agree about the designation of the third within 10 (ten) days following their designation, the International Chamber of Commerce will make the designation of the arbitrator that has not been designated by the remiss party, or the third arbitrator, according to the case.

The final decision is not appealable and is obligatory for the parties and can be presented by whichever party before a competent court of their election in Mexico City, Federal District; the parties expressly submit to the jurisdiction of said tribunal with the only objective of executing the judgment in accordance with this Article.

TRANSITORY CLAUSES

ARTICLE ONE. These By-Laws will become effective on June 28, 2006.

ARTICLE TWO. The persons that, at the time these by-laws become valid, are alternate directors of the Company and alternate members of the Executive Committee will remain in their positions until June 28, 2006.

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